UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant [_]

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[_] Preliminary Proxy Statement
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[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a -12

SCHOLASTIC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Scholastic 557 Broadway, New York, NY 10012-3999 (212) 343-6100 www.scholastic.com

SCHOLASTIC CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Holders of Class A Stock and Common Stock:

The Annual Meeting of Stockholders of Scholastic Corporation (the “Company”) will be held at the Company’s corporate headquarters located at 557 Broadway, New York, New York on Wednesday, September 19, 2012, at 9:00 a.m., local time, for the following purposes:

Matters to be voted upon by holders of the Class A Stock

1.	Electing eight directors to the Board of Directors

2.	Approval of the Amended and Restated Scholastic Corporation 2007 Outside Directors Stock Incentive Plan

Matters to be voted upon by holders of the Common Stock

1.	Electing three directors to the Board of Directors

and such other business as may properly come before the meeting and any adjournments thereof.

A proxy statement describing the matters to be considered at the Annual Meeting of Stockholders is attached to this notice. Only stockholders of record of the Class A Stock and the Common Stock at the close of business on July 27, 2012 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

We hope that you will be able to attend the meeting. Whether or not you plan to be present at the meeting, we urge you to vote your shares promptly. You can vote your shares in three ways:

•	via the Internet at the website indicated on your proxy card;

•	via telephone by calling the toll free number on your proxy card; or

•	by returning the enclosed proxy card.

By order of the Board of Directors

Andrew S. Hedden Secretary August 7, 2012

Important Notice Regarding Availability of Proxy Materials
for the 2012 Annual Meeting of Stockholders to Be Held on September 19, 2012

This Proxy Statement and the Annual Report to Stockholders are available at
www.proxyvote.com

SCHOLASTIC CORPORATION
557 Broadway New York, New York 10012-3999

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
September 19, 2012

SOLICITATION OF PROXIES

General Information

          This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Scholastic Corporation, a Delaware corporation (the “Company”), to be voted at its Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at 557 Broadway, New York, New York at 9:00 a.m., local time, on Wednesday, September 19, 2012, and at any adjournments thereof.

          The Company has made available to you over the Internet or delivered paper copies of this proxy statement, a proxy card and the Annual Report to Stockholders (of which the Company’s 2012 Annual Report on Form 10-K is a part) in connection with the Annual Meeting. The Company is using the rules of the Securities and Exchange Commission (“SEC”) that allow companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to many of its stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet, as well as to request a paper copy by mail, by following the instructions in the notice. In addition, the notice contains instructions for electing to receive proxy materials over the Internet or by mail in future years.

          This proxy statement and the accompanying form of proxy, together with the Company’s Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2012 (the “Annual Report”), are being mailed to those stockholders who are not receiving the notice concerning Internet availability on or about August 7, 2012.

          Shares represented by each proxy properly submitted, either by mail, the Internet or telephone as indicated on the enclosed form of proxy, will be voted in accordance with the instructions indicated on such proxy unless revoked. A stockholder may revoke a proxy at any time before it is exercised by:

•	delivering to the Secretary of the Company a written revocation thereof or a duly executed proxy bearing a later date;

•	providing subsequent telephone or Internet voting instructions; or

•	voting in person at the Annual Meeting.

          Any written notice revoking a proxy should be sent to the attention of Andrew S. Hedden, Corporate Secretary, Scholastic Corporation, 557 Broadway, New York, New York 10012-3999.

          If you are a Common Stockholder of record submitting a proxy, and no instructions are specified, your shares will be voted FOR the election of the directors.

          If you are a Common Stockholder and you hold your shares beneficially through a broker, bank or other holder of record submitting a proxy, and no instructions are specified, your shares will NOT be voted FOR the election of the directors.

          If you are a Class A Stockholder submitting a proxy, and no instructions are specified, your shares will be voted FOR the election of the directors and FOR the approval of the Amended and Restated Scholastic Corporation 2007 Outside Directors Stock Incentive Plan.

          By submitting a proxy, you authorize the persons named as proxies to use their discretion in voting upon any other matter brought before the Annual Meeting. The Company does not know of any other business to be considered at the Annual Meeting.

          SEC rules permit the Company to deliver only one copy of the proxy statement or the notice of Internet availability of the proxy statement to multiple stockholders of record who share the same address and have the same last name, unless the Company has received contrary instructions from one or more of such stockholders. This delivery method, called “householding,” reduces the Company’s printing and mailing costs. Stockholders who participate in householding will continue to receive or have Internet access to separate proxy cards.

          If you are a stockholder of record and wish to receive a separate copy of the proxy statement, now or in the future, at the same address, or you are currently receiving multiple copies of the proxy statement at the same address and wish to receive a single copy, please write to or call the Corporate Secretary, Scholastic Corporation, 557 Broadway, New York, NY 10012, telephone: (212) 343-6100.

          Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials or notice of Internet availability of the proxy materials and wish to receive a single copy in the future, or who currently receive a single copy and wish to receive separate copies in the future, should contact their bank, broker or other holder of record to request that only a single copy or separate copies, as the case may be, be delivered to all stockholders at the shared address in the future.

          The cost of soliciting proxies will be borne by the Company. Solicitation other than by mail may be made personally or by telephone, facsimile or e-mail by regularly employed officers and employees who will not be additionally compensated for such solicitation. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable expenses in forwarding proxy materials to principals.

Voting Securities of the Company

          Only holders of record of the Company’s Class A Stock, $0.01 par value (“Class A Stock”), and Common Stock, $0.01 par value (“Common Stock”), at the close of business on July 27, 2012 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, there were 1,656,200 shares of Class A Stock and 29,886,627 shares of Common Stock outstanding.

          The Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) provides that, except as otherwise provided by law, the holders of shares of the Class A Stock (the “Class A Stockholders”), voting as a class, have the right to: (i) fix the size of the Board so long as it does not consist of less than three nor more than 15 directors; (ii) elect all the directors, subject to the right of the holders of shares of Common Stock, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board; and (iii) exercise, exclusive of the holders of shares of Common Stock, all other voting rights of stockholders of the Company. The Certificate also provides that, except as otherwise provided by law, the voting rights of the holders of shares of Common Stock are limited to the right, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board.

          Each share of Class A Stock and Common Stock is entitled to one vote. No holders of either class of stock have cumulative voting rights. At the Annual Meeting, the Class A Stockholders will vote on the election of eight members of the Board and the holders of Common Stock will vote on the election of three members of the Board. The other proposal set forth in the notice attached to this proxy statement for consideration at the Annual Meeting will be voted on by the Class A Stockholders only. If any other matters were to properly come before the Annual Meeting, they would be voted on by the Class A Stockholders.

          The vote required for the election of directors and in respect of the action to be taken under the other proposal is specified in the description of such proposal. In the election of directors, withheld votes and abstentions have no effect on the vote. Under the Company’s Bylaws, for the purpose of determining whether a proposal has received the required vote, abstentions will not be considered as votes cast and will have no effect. Because none of the shares of Class A Stock are held by brokers, the effect of broker non-votes is not applicable in the case of the Class A Stock. Because the only proposal before Common Stockholders is the election of three directors, the effect of broker non-votes is not applicable in the case of the Common Stock.

Principal Holders of Class A Stock and Common Stock

          The following table sets forth information regarding persons who, to the best of the Company’s knowledge, beneficially owned five percent or more of the Class A Stock or the Common Stock outstanding on the Record Date. Under the applicable rules and regulations of the SEC, a person who directly or indirectly has, or shares, voting power or investment power with respect to a security is considered a beneficial owner of such security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. In computing the number of shares and percentage beneficially owned by any stockholder, shares of Class A Stock or Common Stock subject to options or restricted stock units (“RSUs”) held by that person that are currently exercisable or vested or become exercisable or vested within 60 days of the Record Date are included. Such shares, however, are not deemed outstanding for purposes of computing the percentage owned by any other person.

	Class A Stock		Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class	Amount and Nature of Beneficial Ownership (2)		Percent of Class
Richard Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	3,155,200	100%	6,197,721	(3)	18.6%
Barbara Robinson Buckland
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,498,712		8.2%
Mary Sue Robinson Morrill
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	765,296	46.2%	3,233,628	(4)	10.6%
William W. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,597,765	(5)	8.5%
Florence Robinson Ford
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,492,457		8.2%

	Class A Stock		Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class	Amount and Nature of Beneficial Ownership (2)		Percent of Class
Andrew S. Hedden
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,396,601	(6)	7.8%
Trust under the Will of
Maurice R. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,331,712		7.7%
Trust under the Will of
Florence L. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	116,676	7.0%	466,676		1.6%
T. Rowe Price Associates, Inc.
100 E. Pratt Street
Baltimore, MD 21202	—	—	2,576,685	(7)	8.7%
Blackrock, Inc.
40 East 52nd Street
New York, NY 10022	—	—	2,016,467	(8)	6.8%
LSV Asset Management
155 N. Wacker Drive, Suite 4600
Chicago, IL 60606	—	—	1,696,939	(9)	5.7%
Dimensional Fund Advisors LP
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746	—	—	2,769,212	(10)	9.3%

(1)

Each of Richard Robinson, Barbara Robinson Buckland, Mary Sue Robinson Morrill, William W. Robinson, Florence Robinson Ford, Andrew S. Hedden and the Trust under the Will of Maurice R. Robinson (the “Maurice R. Robinson Trust”) have filed Statements on Schedule 13G with the SEC (the “13G Filings”) regarding beneficial ownership of Common Stock. Richard Robinson, Chairman of the Board, President and Chief Executive Officer of the Company, Barbara Robinson Buckland, Florence Robinson Ford, Mary Sue Robinson Morrill and William W. Robinson, all of whom are siblings of Richard Robinson, and Andrew S. Hedden, a director and executive officer of the Company, are trustees of the Maurice R. Robinson Trust, with shared voting and investment power with respect to the shares owned by the Maurice R. Robinson Trust. Under the terms of the Maurice R. Robinson Trust, the vote of a majority of the trustees is required to vote or direct the disposition of the shares held by the Maurice R. Robinson Trust. In addition, Richard Robinson and Mary Sue Robinson Morrill are the co-trustees of the Trust under the Will of Florence L. Robinson (the “Florence L. Robinson Trust”), with shared voting and investment power with respect to the shares owned by the Florence L. Robinson Trust. Any acts by the Florence L. Robinson Trust require the approval of each trustee. Each such trust directly owns the shares attributed to it in the table and each person listed herein as a trustee of such trust is deemed to be the beneficial owner of the shares directly owned by such trust. Based on their 13G Filings and subsequent information made available to the Company, the aggregate beneficial ownership of the Class A Stock on the Record Date by the following persons was: Richard Robinson—2,389,904 shares (sole voting and investment power), which includes 1,499,000 shares issuable under options to purchase Class A Stock (“Class A Options”) exercisable by Mr. Robinson within 60 days of the Record Date, and 765,296 shares (shared voting and investment power); Barbara Robinson Buckland—648,620 shares (shared voting and investment power); Mary Sue Robinson Morrill-765,296 shares (shared voting and investment power); William W. Robinson—648,620 shares (shared voting and investment power); Florence Robinson Ford—648,620 shares (shared voting and investment power); Andrew S. Hedden—648,620 shares (shared voting and investment power); Maurice R. Robinson Trust—648,620 shares (sole voting and investment power); and Florence L. Robinson Trust—116,676 shares (sole voting and investment power).

(2)

The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis. The number of shares of Common Stock and percentage of the outstanding shares of Common Stock for each beneficial owner of Class A Stock assumes the conversion of such holder’s shares of Class A Stock (including the 1,499,000 shares issuable under Class A Options exercisable within 60 days of the Record Date, in the case of Mr. Robinson) into shares of Common Stock. Based on their 13G Filings and subsequent information made available to the Company, the aggregate beneficial ownership of Common Stock on the Record Date by the following holders was: Richard Robinson—3,399,333 shares (sole voting and investment power), which includes the 1,499,000 shares under Class A Options exercisable within 60 days of the Record Date held by Mr. Robinson, and 2,798,388 shares (shared voting and investment power); Barbara Robinson Buckland—167,000 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Mary Sue Robinson Morrill—3,233,628 shares (shared voting and investment power); William W. Robinson—205,045 shares (sole voting and investment power) and 2,392,720 shares (shared voting and investment power); Florence Robinson Ford—160,745 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Andrew S. Hedden—64,889 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Maurice R. Robinson Trust—2,331,712 shares (sole voting and investment power); and Florence L. Robinson Trust—466,676 shares (sole voting and investment power).

(3)

Includes 3,155,200 shares of Common Stock issuable on conversion of the Class A Stock (including the 1,499,000 shares issuable under the Class A Options) described in Notes 1 and 2 above; 624,506 shares of Common Stock held directly by Mr. Robinson; 312,500 shares of Common Stock under options exercisable by Mr. Robinson within 60 days of the Record Date, including 187,500 options that are in a grantor retained annuity trust for the benefit of Mr. Robinson; 8,734 shares of Common Stock with respect to which Mr. Robinson had voting rights on the Record Date under the Scholastic Corporation 401(k) Savings and Retirement Plan (the “401(k) Plan”); 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust; 350,000 shares of Common Stock owned by the Florence L. Robinson Trust; 24,406 shares of Common Stock for which Mr. Robinson is custodian under a separate custodial account for his sons; 28,191 shares of Common Stock owned by the Richard Robinson Charitable Fund and 11,092 unvested RSUs scheduled to vest within 60 days of the Record Date held under the Management Stock Purchase Plan (the “MSPP”). Does not include 90,562 unvested RSUs held under the MSPP. The 624,506 shares held directly by Mr. Robinson are pledged to a bank as collateral for a personal loan.

(4)	Does not include an aggregate of 215,666 shares of Common Stock held under Trusts for which Ms. Morrill’s spouse is the trustee, as to which Ms. Morrill disclaims beneficial ownership.

(5)

Does not include 16,550 shares of Common Stock held under trusts for which Mr. Robinson’s spouse is a trustee and 64,728 shares held directly by his spouse, as to which Mr. Robinson disclaims beneficial ownership.

(6)

Includes 8,639 shares of Common Stock held directly by Mr. Hedden; 55,000 shares under options exercisable by Mr. Hedden within 60 days of the Record Date held under the Scholastic Corporation 2001 Stock Incentive Plan (the “2001 Plan”); 1,250 RSUs scheduled to vest within 60 days of the Record Date held under the 2001 Plan; 648,620 shares of Common Stock issuable on conversion of the Class A Stock owned by the Maurice Robinson Trust; and 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust. Does not include 4,250 unvested RSUs held under the 2001 Plan, 7,452 unvested RSUs held under the Scholastic Corporation 2011 Stock Incentive Plan (the “2011 Plan”), or 22,808 unvested RSUs held under the MSPP.

(7)

The information for T. Rowe Price Associates, Inc. (“Price Associates”) is derived from a Schedule 13G, dated February 14, 2012, filed with the SEC reporting beneficial ownership as of December 31, 2011. These shares are owned by various individual and institutional investors, as to which Price Associates serves as investment adviser with the sole power to direct investments with regard to all such shares and the sole power to vote 288,340 of such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Price Associates is deemed to be a beneficial owner of these shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

(8)

The information for Blackrock, Inc. (“Blackrock”) is derived from a Schedule 13G, dated January 20, 2012, filed with the SEC reporting beneficial ownership as of December 31, 2011. Blackrock has the sole power to vote or direct investments with regard to all such shares. Accordingly, for purposes of the reporting requirements of the Exchange Act, Blackrock is deemed to be a beneficial owner of these shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds of the sale of, these shares.

(9)

The information for LSV Asset Management (“LSV”), an investment advisor, is derived from a Schedule 13G, dated February 2, 2012, filed with the SEC reporting beneficial ownership as of December 31, 2011. For purposes of the reporting requirements of the Exchange Act, LSV is deemed to be a beneficial owner of these shares.

(10)

The information for Dimensional Fund Advisors LP (“Dimensional Fund”) is derived from a Schedule 13G, dated February 11, 2012, filed with the SEC reporting beneficial ownership as of December 31, 2011. Dimensional Fund serves as investment adviser to four investment companies and as investment manager to certain other commingled group trusts and separate accounts (collectively, the “Funds”). In certain cases, subsidiaries of Dimensional Fund may act as an advisor or subadvisor to certain funds. The Funds own these shares, and in its role as investment advisor, subadvisor and/or manager, Dimensional Fund has the sole power to vote and direct investments with regard to all such shares. For purposes of the reporting requirements of the Exchange Act, Dimensional Fund is deemed to be a beneficial owner of these shares; however, Dimensional Fund expressly disclaims that it is, in fact, the beneficial owner of such shares.

Change of Control Arrangement for Certain Class A Stockholders

          Pursuant to an agreement dated July 23, 1990 between the Maurice R. Robinson Trust and Richard Robinson, the Maurice R. Robinson Trust has agreed that if it receives an offer from any person to purchase any or all of the shares of Class A Stock owned by the Maurice R. Robinson Trust and it desires to accept such offer, Richard Robinson will have the right of first refusal to purchase all, but not less than all, of the shares of Class A Stock that such person has offered to purchase for the same price and on the same terms and conditions offered by such person. In the event Richard Robinson does not elect to exercise such option, the Maurice R. Robinson Trust shall be free to sell such shares of Class A Stock in accordance with the offer it has received. In addition, if Richard Robinson receives an offer from any person to purchase any or all of his shares of Class A Stock and the result of that sale would be to transfer to any person other than Richard Robinson or his heirs voting power sufficient to enable such other person to elect the majority of the Board, either alone or in concert with any person other than Richard Robinson, his heirs or the Maurice R. Robinson Trust (a “Control Offer”), and Mr. Robinson desires to accept the Control Offer, the Maurice R. Robinson Trust will have the option to sell any or all of its shares of Class A Stock to the person making the Control Offer at the price and on the terms and conditions set forth in the Control Offer. If the Maurice R. Robinson Trust does not exercise its option, Mr. Robinson will be free to accept the Control Offer and to sell his shares of Class A Stock in accordance with the terms of the Control Offer. If the Maurice R. Robinson Trust exercises its option, Mr. Robinson cannot accept the Control Offer unless the person making the Control Offer purchases the shares of Class A Stock that the Maurice R. Robinson Trust has elected to sell.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Exchange Act requires directors, executive officers and persons who are the beneficial owners of more than 10% of the Common Stock to file reports of their ownership and changes in ownership of the Company’s equity securities with the SEC. The reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16 reports they file. Based on a review of the copies of such forms furnished to the Company and other written representations that no other reports were required during the fiscal year ended May 31, 2012, the Company believes all of its directors, executive officers and greater than ten percent beneficial owners timely filed all Section 16(a) reports required during such fiscal year.

Share Ownership of Management

          On the Record Date, each director, each Named Executive Officer reported under the caption “Executive Compensation” and all directors and executive officers as a group beneficially owned shares of the Class A Stock and Common Stock as set forth in the table below. In computing the number of shares and percentage beneficially owned by any stockholder, shares of Class A or Common Stock subject to options or restricted stock units (“RSUs”) held by that person that are currently exercisable or vested or will become exercisable or vested within 60 days of the Record Date are included. Such shares, however, are not deemed outstanding for purposes of computing the percentage owned by any other person.

	Class A Stock			Common Stock
Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Directors
Richard Robinson	3,155,200	(2)	100%	6,197,721	(3)	18.6%
James W. Barge	—		—	21,000	(4)	*
Marianne Caponnetto	—		—	8,400	(5)	*
John L. Davies	—		—	51,000	(6)	*
Andrew S. Hedden	648,620	(2)	39.2%	2,396,601	(7)	7.8%
Mae C. Jemison	—		—	43,604	(8)	*
Peter M. Mayer	—		—	65,250	(9)	*
John G. McDonald	—		—	52,004	(10)	*
Augustus K. Oliver	—		—	56,274	(11)	*
Richard M. Spaulding	—		—	158,358	(12)	*
Margaret A. Williams	—		—	8,400	(5)	*
Named Executive Officers
Richard Robinson	3,155,200	(2)	100%	6,197,721	(3)	18.6%
Maureen O’Connell	—		—	275,683	(13)	1.0%
Margery Mayer	—		—	202,050	(14)	*
Judith Newman	—		—	139,420	(15)	*
Andrew S. Hedden	648,620	(2)	39.2%	2,396,601	(7)	7.8%
All directors and executive officers as a group (16 persons)	3,155,200	(2)	100%	7,435,008	(16)	21.7%

*	Less than 1.0%

(1)	Except as indicated in the notes below, each person named has sole voting and investment power with respect to the shares shown opposite his or her name.

(2)

See the information with respect to Richard Robinson and Andrew S. Hedden under “Principal Holders of Class A Stock and Common Stock” above. The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis.

(3)	See the information with respect to Richard Robinson under “Principal Holders of Class A Stock and Common Stock” above.

(4)

Includes 4,800 shares of Common Stock held directly by Mr. Barge, 15,000 shares of Common Stock under options exercisable by Mr. Barge within 60 days of the Record Date and 1,200 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the Scholastic Corporation 2007 Outside Directors Stock Incentive Plan (the “2007 Plan”).

(5)

Includes 1,200 shares held directly by such director, 6,000 shares of Common Stock under options exercisable by such director within 60 days and 1,200 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(6)

Includes 4,800 shares of Common Stock held directly by Mr. Davies, 45,000 shares of Common Stock under options exercisable by Mr. Davies within 60 days of the Record Date and 1,200 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(7)	See the information with respect to Andrew S. Hedden under “Principal Holders of Class A Stock and Common Stock” above.

(8)

Includes 3,404 shares of Common Stock held directly by Dr. Jemison, 39,000 shares of Common Stock under options exercisable by Dr. Jemison within 60 days of the Record Date and 1,200 RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(9)

Includes 19,050 shares of Common Stock held directly by Mr. Mayer, 45,000 shares under options exercisable by Mr. Mayer within 60 days of the Record Date and 1,200 RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(10)

Includes 5,804 shares of Common Stock held directly by Mr. McDonald, 45,000 shares under options exercisable by Mr. McDonald within 60 days of the Record Date and 1,200 RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(11)

Includes 10,074 shares of Common Stock held directly by Mr. Oliver, 45,000 shares of Common Stock under options exercisable by Mr. Oliver within 60 days of the Record Date and 1,200 RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan

(12)

Includes 142,158 shares of Common Stock held directly by Mr. Spaulding, 15,000 shares under options exercisable by Mr. Spaulding within 60 days of the Record Date and 1,200 RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(13)

Includes 23,217 shares of Common Stock held directly by Ms. O’Connell, 25 shares of Common Stock owned by Ms. O’Connell’s minor son, 246,250 shares of Common Stock under options exercisable by Ms. O’Connell within 60 days of the Record Date, 3,000 RSUs scheduled to vest within 60 days of the Record Date under the 2001 Plan and 3,191 RSUs vested or scheduled to vest within 60 days of the Record Date held under the Scholastic Corporation Management Stock Purchase Plan (“MSPP”). Does not include 12,811 unvested RSUs held under the MSPP, 27,222 unvested RSUs held under the 2001 Plan and 13,840 unvested RSUs held under the 2011 Plan.

(14)

Includes 34,954 shares of Common Stock held directly by Ms. Mayer, 158,750 shares under options exercisable by Ms. Mayer within 60 days of the Record Date, 2,000 RSUs scheduled to vest within 60 days of the Record Date under the 2001 Plan and 6,346 RSUs vested or scheduled to vest within 60 days of the Record Date held under the MSPP. Does not include 1,679 unvested RSUs held under the MSPP, 7,000 unvested RSUs held under the 2001 Plan and 7,452 unvested RSUs held under the 2011 Plan.

(15)

Includes 16,747 shares of Common Stock held directly by Ms. Newman, 108,800 shares under options exercisable by Ms. Newman within 60 days of the Record Date, 9,700 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2001 Plan and 4,173 RSUs vested or scheduled to vest within 60 days of the Record Date held under the MSPP. Does not include 399 unvested RSUs held under the MSPP, 7,000 unvested RSUs held under the 2001 Plan and 7,452 unvested RSUs held under the 2011 Plan.

(16)

Includes 3,155,200 shares of Common Stock issuable on conversion of the Class A Stock (including the 1,499,000 shares issuable under the Class A Options) described in Notes 1 and 2 on page 4; 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust; 350,000 shares of Common Stock owned by the Florence L. Robinson Trust; 18,894 shares of Common Stock for which Mr. Robinson is custodian under a separate custodial account for one of his sons; 5,512 shares of Common Stock owned directly by Mr. Robinson’s sons; and 28,191 shares owned by the Richard Robinson Charitable Fund. Also includes an aggregate of 908,438 shares of Common Stock held directly and 25 shares beneficially owned by all directors and executive officers as a group; an aggregate of 1,220,220 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date; an aggregate of 25,440 shares underlying RSUs vested or scheduled to vest within 60 days of the Record Date held under the MSPP; an aggregate of 11,996 shares of Common Stock with respect to which members of the group had voting rights as of the Record Date under the 401(k) Plan; and an aggregate of 28,000 shares underlying RSUs scheduled to vest within 60 days of the Record Date held under the 2001 Plan. Does not include an aggregate of 128,017 unvested RSUs held under the MSPP, an aggregate of 30,410 unvested RSUs held under the 2001 Plan and an aggregate of 43,648 unvested RSUs held under the 2011 Plan.

Compensation Committee Interlocks and Insider Participation

          No member of the Human Resources and Compensation Committee (the “HRCC”) was at any time during fiscal 2012 an officer or employee of the Company or any of the Company’s subsidiaries nor was any such person a former officer of the Company or any of the Company’s subsidiaries. In addition, no HRCC member is an executive officer of another entity at which an executive officer of the Company serves on the board of directors.

Human Resources and Compensation Committee Report

          The HRCC has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. Based on this review and discussion, the HRCC recommended to the Board (and the Board has approved) that the CD&A be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2012.

          The members of the Human Resources and Compensation Committee of the Board of Directors of Scholastic Corporation have provided this report.

John L. Davies, Chairperson
Marianne Caponnetto
Peter M. Mayer
John G. McDonald

COMPENSATION DISCUSSION AND ANALYSIS

          The Company’s compensation programs for its executive officers and other senior management are administered by the Human Resources & Compensation Committee (“HRCC”), which is composed solely of independent directors as defined by NASDAQ rules. The Company’s overall objective is to maintain a compensation system that fosters the short-term and long-term goals of the Company and its stockholders.

          The HRCC generally consults with management regarding employee compensation matters. The Company’s Chief Executive Officer, working with the Company’s Human Resources Department, makes annual compensation recommendations to the HRCC for executive officers (other than himself) and senior management, including the Named Executive Officers. The Company’s compensation programs have been adopted in order to implement the HRCC’s compensation philosophy discussed below, while taking into account the Company’s financial position and financial performance. They have been developed with the assistance of the Human Resources Department, as well as independent executive compensation consultants. A description of the composition and procedures of the HRCC is set forth under “Meetings of the Board and its Committees—Human Resources and Compensation Committee” and “Corporate Governance—HRCC Procedures” in “Matters Submitted to Stockholders—Proposal 1: Election of Directors,” below.

          The HRCC regularly reviews the Company’s compensation programs and considers appropriate methods to tie the executive compensation program to performance and to further strengthen management’s alignment with stockholders.

Compensation Philosophy and Objectives

Pay Competitively	•

The Company’s goal is to provide a competitive framework, taking into account the financial position and performance of the Company, individual contributions, teamwork, divisional contributions and the external market in which the Company competes for executive talent.

	•	The Company, through competitive compensation policies, strives to foster the continued development of the Company’s operating segments, which in turn builds stockholder value.

	•	In determining the compensation of its Named Executive Officers, the Company seeks to achieve its compensation objectives through a combination of fixed and variable compensation.

•

The Company reviews the executive compensation of a broad group of companies in the publishing, media and education industries for comparative purposes. The companies included in the compensation peer group are selected based upon several criteria, including size of company by revenues, relevant industry and other factors.

Pay for Performance	•	The Company’s compensation practices are designed to create a direct link between the aggregate compensation paid to each Named Executive Officer and the overall financial performance of the Company.

•

As applicable to business unit executives, the performance of a specific business unit for which an executive is responsible may also be used to create a link between the achievement of divisional financial goals and the overall financial performance of the Company.

Executives as Stockholders	•

The Company’s compensation practices are also designed to link a portion of each Named Executive Officer’s compensation opportunity directly to the value of the Common Stock through the use of stock-based awards, including stock options and restricted stock units.

Peer Group Analysis

          The Company reviews the compensation practices of selected peer companies to use as a general frame of reference, but it does not formally benchmark its compensation against that of such peer companies. The peer companies to which the Company has looked to gauge its competitiveness for these purposes have included but were not limited to the following: Barnes & Noble Inc., Career Education Corporation, Meredith Corporation, The McGraw-Hill Companies, Inc., Pearson plc, Reed Elsevier plc, School Specialty Inc., E. W. Scripps Company, The Washington Post Company and John Wiley & Sons, Inc. Additionally, in analyzing its executive compensation, from time to time the Company reviews general industry compensation surveys, provided by consulting firms, as well as more focused surveys covering a broad base of media companies.

Components of Executive Compensation

          The following table provides a brief overview of each of the elements of compensation. A more detailed description of each compensation element follows this table.

Compensation Element		Objective	Key Features
Fixed
Base Salary	•	To establish a fixed level of compensation principally tied to day-to-day responsibilities	•

Base salary is determined taking into account several factors, including individual job performance, salary history, internal equity, competitive external market conditions for recruiting and retaining executive talent, the scope of the executive’s position and level of experience, changes in responsibilities, responsibility for larger, more difficult to manage or more complex initiatives, such as new product development, or positions that require considerable creative talent, creative marketing capability or digital skills, or the management of those providing such creative content, marketing and digital expertise.

Variable
Annual Performance-Based Cash Bonus Awards	•	To provide a reward based upon the achievement of the Company’s financial, operating and strategic goals established for the year	•

Through the use of annual bonus awards, the HRCC ties a significant portion of each Named Executive Officer’s total potential compensation to Company performance which, in the case where the executive officer is responsible for an operating unit of the Company, may also include business unit or segment performance.

Long-Term Incentive Compensation	•	To align the long-term interests of the executives and the Company’s stockholders	•	Stock options, which typically vest ratably over four years, producing value for executives and employees only if the Common Stock price increases over the exercise price.
•

Restricted stock units, which convert automatically into shares of Common Stock on a 1-to-1 basis upon vesting, generally over a four year period, serving as a retention tool as well as increasing stock ownership.

Other Equity-Based Incentives and Benefit Plans	•	To attract and retain highly qualified executives	•	The Company’s executives participate in the 401(k) Plan on the same terms as all employees.
			•	The ESPP provides a method for all employees, including executives, to purchase Common Stock at a 15% discount.
			•	The MSPP permits senior management to defer receipt of all or a portion of their annual cash bonus payments in order to acquire restricted stock units at a 25% discount.

Base Salary

          Base salaries are reviewed annually in the context of the HRCC’s consideration of the effect of base compensation on recruiting and retaining executive talent. In establishing each executive officer’s base salary, including those of the Named Executive Officers, the HRCC considers several factors, including individual job performance, salary history, internal equity, competitive external market conditions for recruiting and retaining executive talent, the scope of the executive’s position and level of experience, changes in responsibilities, responsibility for larger, more difficult to manage or more complex initiatives, such as new product development, or positions that require considerable creative talent, creative marketing capability or digital skills or the management of those providing such creative content, marketing and digital expertise. In considering annual base salary increases, Company financial performance is also taken into consideration.

          Consistent with the Company’s policy for all employees, salaries for executive officers and senior management, including the Named Executive Officers, are reviewed annually in either July or September and any increases, based on the compensation objectives discussed above, are generally effective on October 1 of each year. In 2011, the Company conducted a review of market comparisons with a focus on digital positions in the context of the Company’s digital initiatives. This review also included a comparison of internal business unit size. This comprehensive review resulted in a recommendation to group executives into tiers based on comparable responsibilities and to bring pay into closer alignment within each tier. For fiscal 2012, increases to base salary were made for the Named Executive Officers, based in part on the market and internal analysis referred to above. Mr. Robinson received an increase of 11%, Ms. O’Connell received an increase of 7%, Mr. Hedden received an increase of 14%, Ms. Mayer received an increase of 8% and Ms. Newman received an increase of 6%.

          For fiscal 2013, the annual salary review, including any salary recommendations for the Named Executive Officers, will be conducted and considered by the HRCC at its September 2012 meeting.

Annual Performance-Based Cash Bonus Awards

          The HRCC ties a meaningful portion of each Named Executive Officer’s total potential compensation to Company performance, which, in the case where the Named Executive Officer is responsible for an operating unit of the Company, may also include business unit or segment performance, through the use of annual cash bonus awards. In setting financial and operating performance targets, which are established early in the fiscal year, the HRCC considers Company-wide strategic and operating plans and, where applicable, those of the executive’s business unit or segment. In each case, whether considering the Company as a whole or an executive’s business unit or segment, the HRCC considers the budget for the next fiscal year and sets specific incentive targets that are directly linked to the Company’s or business unit’s or segment’s financial performance. The continued focus of the annual bonus element of compensation has been to align the interests of senior management, including the Named Executive Officers, with the Company’s financial, operating and strategic goals for the year, and in the case of fiscal 2012, to primarily encourage and reward the achievement of Company-wide goals. In the context of the Company’s key financial and operating goals for fiscal 2013, the emphasis for the annual bonus awards will continue to be focused on overall Company performance as further described below under “MIP/EPIP Revisions and Fiscal 2013 Targets.”

          Potential bonus awards for executive officers, including the Named Executive Officers, are set and determined under the Company’s Management Incentive Program (“MIP”) or under the Executive Performance Incentive Plan (“EPIP”), which is designed to be exempt from the application of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) as discussed below under “Regulatory Considerations.” Under the MIP and EPIP, the Company retains the discretion to increase or decrease the total bonus paid to an executive (other than to participants in the EPIP, including the Named Executive Officers, as to whom only discretion to decrease the total bonus is retained) by up to 100% of the achieved target. Upon the recommendation of the Chief Executive Officer, made at the time annual fiscal year targets are established, targets may also be established to reflect certain other Company objectives, such as revenue growth, expense management, strategic development, organizational effectiveness or demonstration of the achievement of certain cross-departmental company or specific individual goals.

Fiscal 2012 Targets

          On July 19, 2011, the HRCC set the fiscal 2012 annual MIP and EPIP bonus targets for executive officers and senior management, including the Named Executive Officers, based on Company-wide goals, focusing on the objective of meeting the Company’s fiscal 2012 operating plan, in particular the Operating Income target. The MIP and EPIP provided for a corporate bonus pool to be funded based upon the achievement of the Corporate Operating Income target, and, in the case of the EPIP, the bonuses for all of the Named Executive Officers under the EPIP were to be solely based on achievement of that corporate metric up to the maximum bonus opportunity. Corporate Operating Income was defined for this purpose as the Company’s net revenues less total operating costs and expenses from continuing operations as reported in the Company’s audited financial statements, excluding one-time charges. Discontinued operations are not included for this purpose. In the event that the Corporate Operating Income target is achieved, Named Executive Officers are able to earn between 100% and 150% of target based on corporate or business unit or segment operating profit, as relevant to the particular Named Executive Officer.

Bonus Potentials and Payouts for Fiscal 2012

          For each of the Named Executive Officers, individual MIP or EPIP bonus potentials for fiscal 2012 were dependent upon the achievement of Company or business unit or segment targets as indicated in the table below, with the potential bonus payout for each executive ranging from 0% to 150% of the target bonus amount.

Funding Metrics	Corporate Operating Income less than or equal to target		Corporate Operating Income greater than target
				Group/Division Operating Profit
Participants	Corporate Operating Income	Division Operating Profit	Corporate Operating Income	Group	Division Operating Profit Relative Contributions
Named Executive Officers				60%
(Children’s Book Group)	100%	0%	0%	(Overall Children’s	40%
				Book Group
				Operating Profit)
Named Executive Officers
(Business)	100%	0%	0%	N/A	100%
Named Executive Officers
(Staff)	100%	0%	100%	N/A	0%

          Target bonus amounts are stated as a percent of base salary. As part of the process to tier executives for pay purposes as described in the base salary discussion above, for fiscal 2012 target bonus amounts were increased for certain of the Named Executive Officers. Ms. O’Connell’s target bonus was increased from 80% to 90% of base salary. Mr. Hedden’s target bonus was increased from 55% to 70% of base salary. Target bonuses for Ms. Mayer and Ms. Newman were increased from 55% to 60% of base salary.

          For fiscal 2012, the Company exceeded the Corporate Operating Income target of $140 million by 150%, and, accordingly, the threshold for bonus payout under the EPIP was achieved and payments were made to the Named Executive Officers under the EPIP, as provided below.

Named Executive Officer	Fiscal 2012 Target bonus amount	Fiscal 2012 bonus amount	Fiscal 2012 bonus payout as a percentage of bonus target
Richard Robinson	$1,164,000	$1,746,000	150%
Maureen O’Connell	$675,000	$1,012,500	150%
Margery Mayer	$399,000	$598,500	150%
Judith Newman	$399,000	$518,700	130%
Andrew S. Hedden	$420,000	$630,000	150%

MIP/EPIP Revisions and Fiscal 2013 Targets

          As discussed above, the annual bonus awards are generally designed to reward for Company-wide measurable performance, as well as certain other indicators of performance.

With respect to fiscal 2013, the HRCC has again set the MIP and EPIP performance targets primarily based on Company-wide goals, focusing on the objective of meeting the Company’s fiscal 2013 operating plan. A corporate bonus pool will be funded based upon the achievement of the Corporate Operating Income target, and the EPIP bonuses for all of the Named Executive Officers will be solely based on achievement of that corporate metric up to the maximum bonus opportunity. Assuming the Corporate Operating Income target is met for fiscal 2013, the portion of the corporate bonus pool resulting from any performance above target will then be proportionally divided based on Corporate Operating Profit and the Division or Group Operating Profit relative contribution in accordance with the table below. Corporate Operating Income is defined for this purpose as the Company’s net revenues less total operating costs and expenses from continuing operations as reported in the Company’s audited financial statements, excluding non-standard items. Achievement of Division Operating Profit for those of the Named Executive Officers in the Children’s Book Group, as well as other senior management in such Group, will be proportionally divided based on Group Operating Profit and Division Operating Profit.

Funding Metrics	Corporate Operating Income less than or equal to target		Corporate Operating Income greater than target
				Group/Division Operating Profit
Participants	Corporate Operating Income	Division Operating Profit	Corporate Operating Income	Group	Division Operating Profit Relative Contributions
Named Executive Officers				70%
(Children’s Book Group)	100%	0%	0%	(Overall Children’s	30%
				Book Group
				Operating Profit)
Named Executive Officers
(Business)	100%	0%	0%	N/A	100%
Named Executive Officers
(Staff)	100%	0%	100%	N/A	0%

          In the event the Corporate Operating Income target is exceeded, for fiscal 2013 the bonus pool may be increased to fund up to a maximum of 150% of the target amount for the bonus pool. While individual payouts can be adjusted based on individual performance, in no case can the sum of all individual payouts exceed the total of the available corporate bonus pool. Also, if the corporate bonus pool is not funded by at least 25% of its target amount, a discretionary pool may, if determined by the HRCC, be funded within the range of 20-25% of the actual funding to be used for retention purposes for the top 10-20% highest performing employees based on recommendations to the HRCC resulting from individual performance analyses by the Human Resources Department.

Long-Term Incentive Compensation

          The HRCC, which is comprised solely of independent directors as defined by NASDAQ rules, determines the awards of long-term compensation through equity incentives (in the form of stock options and restricted stock units) granted to executive officers and senior management as well as other eligible employees. Prior to September 2011, when the Stock Grant Committee (the “SGC”) was merged into the HRCC, these determinations were made by the SGC.

The practice of the HRCC is to consider:

•

Annual equity grants to key employees, including the Named Executive Officers and other executive officers and members of senior management, at its regularly scheduled meeting in either July or September.

•	Equity grants at other times depending upon circumstances such as promotions, new hires or special considerations.

          From September 2001 through July 2011, most of the equity awards were made under the Scholastic Corporation 2001 Stock Incentive Plan (the “2001 Plan”), which provided for the grant of non-qualified stock options, incentive stock options, restricted stock and other stock-based awards. Only non-qualified stock options and restricted stock units were granted under the 2001 Plan, which expired in July 2011. Certain of the Named Executive Officers also have stock options remaining outstanding under the Scholastic Corporation 1995 Stock Option Plan (the “1995 Plan”), which expired in September 2005 and provided only for the grant of non-qualified stock options. The Company currently makes its grants of stock options and restricted stock units under the Scholastic Corporation 2011 Stock Incentive Plan (the “2011 Plan”), which was approved by the Board in July 2011 and the Class A stockholders in September 2011.

          The HRCC has determined that its current practice should continue to be to generally consider the award of restricted stock units and stock options, including a combination of both in appropriate cases, which determination reflects the desire to maintain a strong long-term equity component in executive compensation and to reduce, through the restricted stock unit component, the number of equity units required to provide such component. Accordingly, the Company currently utilizes grants of stock options, restricted stock units or a combination of both to qualified executives, including the Named Executive Officers.

Options to Purchase Common Stock and Restricted Stock Units

          Equity grants made under the 2011 Plan during fiscal 2012 to executive officers and senior management, including the Named Executive Officers, were determined by the HRCC (or the SGC prior to September 2011) based upon the compensation objectives of the HRCC, as discussed above, and informed by the evolving nature of executive compensation practices.

          At their September 2011 meeting, the HRCC determined that, going forward, equity grants would be determined based on an intended target dollar value at the time of grant, rather than a flat number of equity units. This allows for better consistency from year to year as market fluctuations would not impact the value at grant.

          In determining the target value of the equity grants for the Named Executive Officers, the SGC considered numerous factors, including:

•	the level of responsibility of the individual;

•	the individual’s job performance and ability to influence corporate results;

•	the number of stock options and restricted stock units previously granted to that individual;

•	the cost to the Company under FASB ASC Topic 718 and the related effect of equity grants on earnings per share dilution; and

•	competitive market practices.

          During fiscal 2012, other than in the case of new hires, the HRCC (or the SGC prior to September 2011) granted equity-based awards, the aggregate dollar value of which was primarily comprised of 60% restricted stock units and 40% stock options. In determining value, restricted stock units were valued based on the fair value of the underlying Common Stock on the grant date and stock options were valued based on the Black-Scholes option pricing model, with an exercise price equal to the fair value of the underlying Common Stock on the grant date. The Chief Executive Officer continued to receive long-term incentive compensation solely in the form of stock options. The reason for this form of long-term incentive compensation is discussed below under “Equity Awards for the Chief Executive Officer”.

          Stock options produce value for executives and employees only if the Common Stock price increases over the exercise price, which is set at the fair market value of the Common Stock on the date of grant, calculated as the average of the high and low prices on the date of grant. The Company historically has calculated the exercise price of stock options by this method, which it believes gives a fair market value and eliminates price fluctuations during the day that the grant is made. Also, through vesting and forfeiture provisions, both stock options and restricted stock units create incentives for executive officers and senior management to remain with the Company. Stock options granted in fiscal 2012 to executive officers and senior management, including the Named Executive Officers, vest in 25% annual installments beginning on the first anniversary of the grant date and expire after ten years.

          Restricted stock units granted under the 2011 Plan convert automatically into shares of Common Stock on a one-to-one basis upon vesting. The 2011 Plan does not permit the deferral of restricted stock units, and the vesting of time-based restricted stock units, including those granted to the Named Executive Officers and other member of senior management, is in four equal annual installments beginning with the first anniversary of the date of grant.

          The specific fiscal 2012 grants to the Named Executive Officers are set forth below in the “Grants of Plan-Based Awards” table, and information regarding the equity awards held by the Named Executive Officers as of the end of fiscal 2012 is set forth below in the “Outstanding Equity Awards at May 31, 2012” table. The HRCC made its long-term incentive compensation grants for fiscal 2012 in October 2011, following the approval of the Class A Stockholders of the 2011 Plan.

Equity Awards for the Chief Executive Officer

          In 2004, the HRCC concluded that Mr. Robinson’s long-term incentive compensation opportunities had been significantly below those made available to the chief executive officers of other companies in the publishing, media and education industries reviewed by the HRCC. As a result of its review of this issue, taking into account Mr. Robinson’s overall compensation, the Company adopted the Scholastic Corporation 2004 Class A Stock Incentive Plan (the “Class A Plan”), which was designed to enable the HRCC and the SGC to grant options to Mr. Robinson to acquire Class A Stock (“Class A Options”). The HRCC concluded that the Class A Plan was in the best interests of the Company and its stockholders since options granted thereunder would, in its opinion, be a significant motivating factor for Mr. Robinson and would also reflect Mr. Robinson’s stated intention to treat any long-term incentive compensation opportunities provided to him under the Class A Plan as a long-term investment in the Company. Mr. Robinson was the only eligible participant in the Class A Plan. Mr. Robinson received a total of 1,499,000 Class A Options under the Class A Plan during the period 2004 through 2008, at which time the program contemplated by the Class A Plan was completed.

          In each of July 2009 and August 2010, Mr. Robinson was granted options under the 2001 Plan to purchase 250,000 shares of Common Stock by the SGC, at the same time as the long-term incentive grants were also awarded to other executive officers and senior management by the SGC for fiscal 2010 and fiscal 2011, respectively. For fiscal 2012, in October 2011 Mr. Robinson was granted options under the 2011 Plan to purchase 224,152 shares of Common Stock by the HRCC, at the same time as the long-term incentive grants were also awarded to other executive officers and senior management.

          Information regarding the equity awards held by Mr. Robinson as of the end of fiscal 2012 is set forth in the “Outstanding Equity Awards at May 31, 2012” table.

Other Equity-Based Incentives

          The Scholastic Corporation Employee Stock Purchase Plan (as amended, the “ESPP”) and the Scholastic Corporation Management Stock Purchase Plan (as amended, the “MSPP”) were designed to augment the Company’s stock-based incentive programs by providing participating employees with equity opportunities intended to further align their interests with the Company and its stockholders. The purpose of the ESPP is to encourage broad-based employee stock ownership. The ESPP is offered to United States-based employees, including executive officers other than Mr. Robinson. The ESPP permits participating employees to purchase, through after-tax payroll deductions, Common Stock at a 15% discount from the closing price of the Common Stock on the last business day of each calendar quarter. Of the Named Executive Officers, only Mr. Hedden is currently participating in the ESPP.

          Under the MSPP, which was adopted in 1999 in order to provide an additional incentive for senior management to invest in Common Stock through the use of their cash bonuses paid under the MIP or EPIP, eligible members of senior management may use such annual cash bonus payments on a tax-deferred basis to make equity investments in the Company at a discounted purchase price. With respect to fiscal 2012, senior management participants were permitted to defer receipt of all or a portion of their annual cash bonus payments, which will be used to acquire restricted stock units (“RSUs”) at a 25% discount from the lowest closing price of the underlying Common Stock during the fiscal quarter ending on August 31, 2012. The deferral period chosen by the participants may not be less than the three-year vesting period for the RSUs, with the first three years of deferral running concurrently with the vesting period. Upon expiration of the applicable deferral period, the RSUs are converted into shares of Common Stock on a one-to-one basis. During fiscal 2012, seven members of senior management elected to participate in the MSPP.

          The chart below reflects the allocation by each of the Named Executive Officers of his or her bonus to the MSPP for fiscal 2012.

Named Executive Officer	Fiscal 2012 Bonus amount	% allocation to the MSPP for fiscal 2012 Bonus	Dollar amount of Bonus to be used for the purchase of RSUs on 9/1/2012
Richard Robinson	$1,746,000	50%	$873,000
Maureen O’Connell	$1,012,500	20%	$202,500
Margery Mayer	$598,500	0%	$0
Judith Newman	$518,700	20%	$103,740
Andrew S. Hedden	$630,000	50%	$315,000

Results of Stockholder Advisory Votes on Compensation of Named Executive Officers

          At the 2011 Annual Meeting of Stockholders, the Class A Stockholders approved the fiscal 2011 compensation for the Company’s Named Executive Officers, including the policies and practices related thereto. The Company believes this vote reflected the general satisfaction of the Class A Stockholders with the Company’s compensation philosophy for Named Executive Officers. Accordingly, the HRCC is continuing to apply the same general principles in determining the amounts and types of executive compensation for fiscal 2012 as outlined in the Company’s compensation philosophy and framework described above. In addition, at the same meeting the Class A Stockholders approved a determination that the Company hold advisory votes on Named Executive Officer compensation once every three years. As a result, the next advisory vote on Named Executive Officer compensation will take place in 2014, following the conclusion of the 2014 fiscal year. The HRCC intends to consider the results of future votes in crafting the Company’s compensation programs for its Named Executive Officers in future years.

Regulatory Considerations

          Section 162(m) of the Code generally disallows a Federal income tax deduction for compensation paid by a publicly held corporation in excess of $1 million to certain of its executive officers, unless the amount of such excess constitutes “qualified performance-based compensation,” including income from certain stock option awards and compensation payable based solely upon the attainment of pre-established, objective performance criteria. Stock option awards under the Company’s 1995 Plan, 2001 Plan and 2011 Plan constitute qualified performance-based compensation and income realized upon the exercise of such stock options is fully deductible by the Company notwithstanding the limits of Code Section 162(m). The Company has taken steps so that certain other components of the incentive compensation it makes available to its Named Executive Officers meet the requirements of qualified performance based compensation and are fully deductible. For example, amounts payable under the EPIP are intended to be exempt from the deduction limits of Section 162(m) as qualified performance-based compensation. Any EPIP bonuses deferred under the Management Stock Purchase Plan by a Named Executive Officer are fully deductible when paid; however, the 25% discount at which such deferrals are converted into restricted stock units under the MSPP does not constitute qualified performance based compensation and counts towards the $1 million deduction limit of Section 162(m). Time-vested restricted stock units awarded under the Company’s 2001 Plan and 2011 Plan also do not constitute qualified performance-based compensation and income realized by a Named Executive Officer from such awards counts towards the $1 million deduction limit of Section 162(m). In appropriate circumstances, the HRCC may deem it appropriate to pay compensation or make incentive or retentive awards, such as time-vested restricted stock units, that do not constitute qualified performance-based compensation and therefore may not be deductible under Section 162(m). The time-vested restricted stock units awarded to the Named Executive Officers during fiscal 2012, as previously described, do not constitute qualified performance-based compensation under Section 162(m).

SUMMARY COMPENSATION TABLE

          The following table summarizes the total compensation earned by or paid to the Named Executive Officers for the fiscal years ended May 31, 2012, May 31, 2011 and May 31, 2010 as indicated below.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compen- sation(5) ($)	Total ($)
Richard Robinson	2012	$933,461	$0	$0	$2,300,005	$1,746,000	$88,553	$222,498	$5,290,517
Chairman of the Board,	2011	$870,000	$350,000	$0	$2,195,000	$283,024	$21,231	$538,995	$4,258,250
Chief Executive Officer	2010	$870,000	$0	$0	$1,947,500	$1,261,500	$4,336	$198,728	$4,282,064
and President
Maureen O’Connell	2012	$731,731	$0	$390,011	$259,998	$1,012,500	$109	$37,565	$2,431,914
Executive Vice President,	2011	$700,000	$535,000	$273,720	$172,560	$165,615	$99	$83,804	$1,930,798
Chief Administrative	2010	$700,000	$250,000	$402,360	$0	$738,182	$839	$47,105	$2,138,486
Officer and Chief
Financial Officer
Margery Mayer	2012	$647,827	$0	$209,997	$139,997	$598,500	$2,628	$21,066	$1,620,015
Executive Vice President	2011	$618,000	$215,000	$182,480	$230,080	$86,657	$2,341	$23,932	$1,358,490
and President, Scholastic	2010	$618,000	$194,370	$229,920	$207,500	$485,430	$10,368	$15,304	$1,760,892
Education
Judith Newman	2012	$651,544	$0	$209,997	$139,997	$518,700	$2,236	$35,517	$1,557,991
Executive Vice President	2011	$626,437	$150,000	$182,480	$115,040	$0	$2,023	$36,438	$1,112,418
and President, Scholastic	2010	$626,437	$0	$229,920	$0	$410,316	$13,863	$36,436	$1,316,972
Book Clubs and
E-Commerce
Andrew S. Hedden	2012	$572,596	$0	$209,997	$139,997	$630,000	$0	$33,889	$1,586,479
Executive Vice President,	2011	$525,000	$100,000	$114,050	$71,900	$83,013	$0	$134,919	$1,028,882
General Counsel and	2010	$525,000	$0	$134,120	$0	$346,023	$0	$9,122	$1,014,265
Secretary

(1)

Represents the grant date fair value under FASB ASC Topic 718 of awards of restricted stock units granted to the Named Executive Officers in the fiscal year indicated. Assumptions used in determining the fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures during fiscal 2012, 2011 or 2010 for the Named Executive Officers.

(2)

Represents the grant date fair value under FASB ASC Topic 718 of awards of stock options granted to the Named Executive Officers in the fiscal year indicated. Assumptions used in determining fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures during fiscal 2012, 2011 or 2010 for the Named Executive Officers.

(3)

Represents the full amount of the cash bonus actually awarded to the Named Executive Officer with regard to the fiscal year under the MIP, including any amounts deferred at such person’s election and invested in RSUs under the MSPP. For fiscal 2012, Mr. Robinson, Ms. O’Connell, Ms. Mayer, Ms. Newman and Mr. Hedden had elected to invest 50%, 20%, 0%, 20% and 50%, respectively, of his or her fiscal 2012 bonus for the purchase of RSUs, which will occur on September 4, 2012. For fiscal 2011, Mr. Robinson, Ms. O’Connell, Ms. Mayer, Ms. Newman and Mr. Hedden had elected to invest 100%, 20%, 5%, 0% and 50%, respectively, of his or her fiscal 2011 bonus for the purchase of RSUs, which occurred on September 1, 2011. For fiscal 2010, Mr. Robinson, Ms. O’Connell, Ms. Mayer, Ms. Newman and Mr. Hedden elected to invest 100%, 25%, 5%, 0% and 100%, respectively, of his or her fiscal 2010 bonus for the purchase of RSUs, which occurred on September 1, 2010.

(4)

Represents the actuarial present value of the Named Executive Officer’s accumulated benefit under the Company’s Cash Balance Retirement Plan on the pension plan measurement date used for financial statement purposes for fiscal 2012, fiscal 2011 and fiscal 2010. Mr. Hedden joined the Company on December 1, 2008, and is not eligible to participate in the Company’s Cash Balance Retirement Plan, which was frozen to new participants on June 1, 2009.

(5)	All Other Compensation is further described in the table entitled “Summary of All Other Compensation” below.

Summary of All Other Compensation

Name	Fiscal Year	401(k) Plan Matching Contributions ($)	Life Insurance Premiums ($)	RSU Cost(1) ($)	Perquisites(2) ($)	Dividend Earnings on vested MSPP RSUs and unvested 2001/2011 Plan RSUs(3) ($)	Total ($)
Richard Robinson	2012	$7,350	$240	$136,099	$78,809	$0	$222,498
	2011	$7,350	$258	$453,089	$78,298	$0	$538,995
	2010	$7,350	$270	$114,248	$76,860	$0	$198,728
Maureen O’Connell	2012	$7,096	$480	$15,920	$0	$14,069	$37,565
	2011	$7,173	$515	$66,278	$0	$9,838	$83,804
	2010	$7,173	$540	$32,867	$0	$6,525	$47,105
Margery Mayer	2012	$7,350	$480	$2,078	$0	$11,158	$21,066
	2011	$6,125	$515	$8,717	$0	$8,575	$23,932
	2010	$4,900	$540	$3,564	$0	$6,300	$15,304
Judith Newman	2012	$7,099	$480	$0	$17,017	$10,921	$35,517
	2011	$7,166	$515	$0	$16,381	$12,376	$36,438
	2010	$7,166	$540	$4,110	$15,283	$9,337	$36,436
Andrew S. Hedden	2012	$7,822	$240	$19,956	$0	$5,871	$33,889
	2011	$7,139	$415	$124,277	$0	$3,088	$134,919
	2010	$7,007	$540	$0	$0	$1,575	$9,122

(1)

Represents the compensation cost to the Company in respect of the 25% MSPP discount for the restricted stock units purchased by the Named Executive Officer under the MSPP in the year indicated using the bonus that would otherwise would have been paid in such year. The compensation cost is computed using the grant date fair value under FASB ASC Topic 718. Assumptions used in determining fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report.

(2)

For Mr. Robinson, $72,495, $70,933, and $69,634 of the amounts shown for fiscal 2012, 2011 and 2010, respectively, represents a portion of the compensation of certain employees who perform administrative services for Mr. Robinson personally from time to time, $5,362, $5,209 and $5,304 represents club membership dues used partially for personal use for fiscal 2012, 2011 and 2010, respectively, and $952, $2,156 and $1,922 for fiscal 2012, 2011 and 2010, respectively, represents fees paid by the Company for executive physicals. For Ms. Newman, the amounts shown for fiscal 2012, 2011 and 2010 represent payments made by the Company for personal use of a company-provided automobile, based on information provided by her.

(3)

In fiscal 2012, the Company made four dividend payments, two of which were at a quarterly dividend rate of $.10 per share on the Common and the Class A Stock and two of which were at $.125 per share on the Common and the Class A Stock. In fiscal 2011, the Company made four dividend payments, two of which were at a quarterly dividend rate of $.10 per share on the Common and the Class A Stock and two of which were at $.075 per share on the Common and the Class A Stock. In fiscal 2010, the Company made four dividend payments at $.075 per share on the Common and the Class A Stock. Under the MSPP, all vested RSUs issued thereunder receive dividend earnings. Under the 2001 Plan and the 2011 Plan, restricted stock units are entitled to dividend earnings from the date of grant. This column reflects dividend earnings accrued under all such plans for the periods indicated.

GRANTS OF PLAN-BASED AWARDS

          The following table provides information on cash bonus, stock options and restricted stock units granted in fiscal 2012 to each of the Named Executive Officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units(2) (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(3) ($/Sh)	Closing Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Richard	—	$291,000	$1,164,000	$1,746,000	—		224,172	$28.18	$27.74	$2,300,005
Robinson	10/7/2011
Maureen	—	$168,750	$675,000	$1,012,500
O’Connell	10/7/2011				13,840	(4)		$28.18	$27.74	$390,011
	10/7/2011						27,837	$28.18	$27.74	$259,998
Margery	—	$99,750	$399,000	$598,500
Mayer	10/7/2011				7,452	(4)		$28.18	$27.74	$209,997
	10/7/2011						14,989	$28.18	$27.74	$139,997
Judith	—	$99,750	$399,000	$598,500
Newman	10/7/2011				7,452	(4)		$28.18	$27.74	$209,997
	10/7/2011						14,989	$28.18	$27.74	$139,997
Andrew S.	—	$105,000	$420,000	$630,000
Hedden	10/7/2011				7,452	(4)		$28.18	$27.74	$209,997
	10/7/2011						14,989	$28.18	$27.74	$139,997

(1)

Represents the potential amounts of cash bonus that could have been received for fiscal 2012 under the MIP/EPIP. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the non-equity incentive plan awards actually earned by the Named Executive Officers in fiscal 2012 and paid in fiscal 2013.

(2)	Represents restricted stock units that vest in 25% increments beginning with the first anniversary from the date of grant.

(3)	The exercise price for all options is equal to the average of the high and low Common Stock price as reported on NASDAQ on the respective grant dates.

(4)

This column shows the fair values of restricted stock units and stock options as of the grant date computed in accordance with FASB ASC Topic 718. The Black-Scholes value per option used to calculate the grant date fair value was $10.26 in the case of Mr. Robinson and $9.34 for all the other Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT MAY 31, 2012

          The following table sets forth certain information with regard to all unexercised options and all unvested restricted stock units held by the Named Executive Officers at May 31, 2012.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options(1) (#) Exercisable		Number of Securities Underlying Unexercised Options(1) (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Richard	7/18/2002	5,850				$36.23	7/18/2012
Robinson
	9/20/2004	333,000	(3)			$29.49	9/20/2014
	9/21/2005	333,000	(3)			$36.41	9/21/2015
	9/20/2006	333,000	(3)			$30.08	9/20/2016
	9/19/2007	250,000	(3)			$36.21	9/19/2017
	9/24/2008	187,000	(3)	62,500	(3)	$27.93	9/24/2018
	7/22/2009	125,000		125,000		$19.33	7/22/2019
	8/27/2010	62,500		187,500		$22.81	8/27/2020
	10/7/2011	224,172				$28.18	10/7/2021
Maureen	3/20/2007	100,000				$34.85	3/20/2017
O’Connell
	9/19/2007	9,000				$36.21	9/19/2017
	12/11/2007	100,000				$34.84	12/11/2017
	7/22/2008			6,250		$27.25	7/22/2018	1,000	$26,950
	9/24/2008			25,000		$27.93	9/24/2018
	7/21/2009							10,500	$282,975
	8/27/2010			18,000		$22.81	8/27/2020	9,000	$242,550
	10/7/2011			27,837		$28.18	10/7/2021	13,840	$372,988
Margery	7/18/2002	27,540				$36.23	7/18/2012
Mayer
	7/19/2005	34,000				$37.38	7/19/2015
	7/18/2006	33,000				$27.52	7/18/2016
	7/17/2007	33,000				$35.38	7/17/2017
	9/19/2007	9,000				$36.21	9/19/2017
	7/22/2008	11,250		3,750		$27.25	7/22/2018	1,000	$26,950
	7/21/2009							6,000	$161,700
	9/22/2009	12,500		12,500		$24.52	9/22/2019
	8/27/2010	8,000		24,000		$22.81	8/27/2020	6,000	$161,700
	10/7/2011			14,989		$28.18	10/7/2021	7,452	$200,831

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Judith	7/18/2002	10,000		$36.23	7/18/2012
Newman
	9/20/2005	25,000		$36.92	9/20/2015
	9/19/2006	6,800		$29.74	9/19/2016
	7/17/2007	20,000		$35.38	7/17/2017
	9/19/2007	9,000		$36.21	9/19/2017
	5/20/2008	25,000		$29.81	5/20/2018
	7/22/2008	11,250	3,750	$27.25	7/22/2018	1,000	$26,950
	7/21/2009					6,000	$161,700
	8/27/2010	4,000	12,000	$22.81	8/27/2020	6,000	$161,700
	10/7/2011		14,989	$28.18	10/7/2021	7,452	$200,831
Andrew S.	12/16/2008	50,000	25,000	$16.48	12/16/2018
Hedden
	7/21/2009					3,500	$94,325
	8/27/2010	2,500	7,500	$22.81	8/27/2020	3,750	$101,063
	10/7/2011		14,989	$28.18	10/7/2021	7,452	$200,831

(1)	All stock options that were granted in fiscal 2012, 2011 and 2010 vest in 25% increments beginning with the first anniversary of the date of grant.

(2)

For restricted stock units granted in fiscal 2011 and 2010, 25% of the grant vests thirteen months after the grant date and the remaining 75% vests in equal increments on the 2nd, 3rd and 4th anniversaries of the grant date. For restricted stock units granted in fiscal 2012, the restricted stock units vest in annual 25% increments beginning with the first anniversary of the date of grant. The market value of restricted stock unit awards was calculated by multiplying the number of shares of Common Stock underlying the restricted stock units by $26.95, the closing price of the Common Stock on NASDAQ on May 31, 2012.

(3)	Represents a grant of Class A Options.

OPTION EXERCISES AND STOCK VESTED

          The following table shows the number of shares of Common Stock acquired during fiscal 2012 upon the exercise of stock options and upon vesting of restricted stock units:

	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting(5) (#)	Value Realized on Vesting(5) ($)
Richard Robinson	0		$0		0	$0
Maureen O’Connell	99,750	(1)	$859,425	(1)	10,750	$308,240
Margery Mayer	85,000	(2)	$313,130	(2)	7,500	$214,355
Judith Newman	140,000	(3)	$772,563	(3)	6,000	$172,880
Andrew S. Hedden	25,000	(4)	$299,750	(4)	3,000	$86,268

(1)

During fiscal 2012, Ms. O’Connell exercised options to purchase 99,750 shares of Common Stock. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant prices of $22.81, $27.25 and $27.93 from the fair market value of the underlying Common Stock on the date of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the date of exercise was computed as the closing price for the Common Stock as reported on NASDAQ on the date of exercise, March 19, 2012, which was $36.11.

(2)

During fiscal 2012, Ms. Mayer exercised options to purchase 85,000 shares of Common Stock. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant prices of $28.11 and $27.46 from the fair market value of the underlying Common Stock on the applicable dates of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the dates of exercise was computed as the closing price for the Common Stock as reported on NASDAQ on the dates of exercise, July 28, 2011, January 10, 2012, January 13, 2012 and March 19, 2012, which were $29.10, $30.17, $29.54 and $36.11, respectively.

(3)

During fiscal 2012, Ms. Newman exercised options to purchase 140,000 shares of Common Stock. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant prices of $29.81, $28.11, $27.46 and $36.23 from the fair market value of the underlying Common Stock on the applicable dates of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the dates of exercise was computed as the closing price for the Common Stock as reported on NASDAQ on the dates of exercise, March 27, 2012, March 28, 2012, March 29, 2012, March 30, 2012, April 2, 2012, April 3,2012, April 9, 2012, April 12, 2012, April 13, 2012 and April 17, 2012, which were $36.45, $36.29, $35.29, $35.28, $36.39, $36.33, $34.24, $34.74, $34.41 and $34.19, respectively.

(4)

During fiscal 2012, Mr. Hedden exercised options to purchase 25,000 shares of Common Stock. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant price of $16.48 from the fair market value of the underlying Common Stock on the date of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the date of exercise was computed as the closing price for the Common Stock as reported on NASDAQ on the date of exercise, October 19, 2011, which was $28.47.

(5)

In accordance with SEC rules, the Value Realized on Vesting was computed based on the closing price of the Common Stock as reported on NASDAQ on the vesting dates. Ms. O’Connell had 5,250 RSUs, each of Ms. Mayer and Ms. Newman had 3,000 RSUs and Mr. Hedden had 1,750 RSUs vest on July 21, 2011 and the closing price on that date was $29.26. Ms. O’Connell, Ms. Mayer and Ms. Newman each had 1,000 RSUs vest on July 22, 2011 and the closing price on that day was $29.00. Ms. O’Connell and Ms. Mayer each had 1,500 RSUs vest on September 19, 2011 and the closing price on that date was $27.65. Ms. O’Connell, Ms. Newman, Ms. Mayer and Mr. Hedden each had 3,000, 2,000, 2,000 and 1,250 RSUs, respectively, vest on September 27, 2011 and the closing price on that date was $28.05.

Pension Plan

          Prior to June 1, 2009, the Company maintained the Scholastic Corporation Cash Balance Retirement Plan for substantially all of its employees based in the United States, including the Named Executive Officers (the “Retirement Plan”). Effective as of June 1, 2009, the Retirement Plan closed to new participants and accrual of future benefits under the Plan stopped. Accordingly, a participant’s benefit does not consider pay earned and service credited after June 1, 2009. Interest on the account balances is accrued monthly based on the average rate for one-year United States Treasury Bills plus 1.0%. Participants in the Retirement Plan became fully vested in their accrued benefits upon completion of three years of service. Vested retirement benefits are payable in the form of a lump-sum or annuity payment upon retirement, termination, death or disability.

          The Retirement Plan had been amended and restated to a cash balance plan effective June 1, 1999. All plan participants as of July 1, 1998 who were at least age 50 as of June 1, 1999 were given the option to remain under a modified version of the Retirement Plan’s benefit formula used prior to such amendment and restatement (the “Prior Benefit Formula”). Effective June 1, 2009, accrual of future benefits under the Prior Benefit Formula also stopped. Accordingly, a participant’s benefit does not consider pay earned and service credited after June 1, 2009. Mr. Robinson elected to continue participation under the Prior Benefit Formula, which, prior to June 1, 2009, provided covered participants with retirement benefits based upon career average compensation. Individual participant contributions are not required and the Company makes all required contributions. The Prior Benefit Formula provides for an annual benefit payable at retirement equal to, for each year of credited service, 1.5% of that portion of the participant’s basic annual compensation up to $13,650, plus 2.0% of that portion of the participant’s basic annual compensation in excess of $13,650. At July 1, 2012, Mr. Robinson had earned an estimated annual benefit payment using the Prior Benefit Formula of $74,474, which is net of the benefit transferred to his former spouse pursuant to a matrimonial agreement. In 2007, Mr. Robinson reached age 70.5, and, as required by law, on April 1, 2008 he began receiving the benefit he accrued through January 1, 2008 under the Retirement Plan.

          The following table sets forth the years of credited service, the present value of benefits accumulated and any payments received during the last fiscal year by each of the Named Executive Officers under the Retirement Plan, in each case computed as of May 31, 2012, the same measurement date as used in the Consolidated Financial Statements included in the Annual Report.

PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Richard Robinson	Scholastic Corporation Cash
	Balance Retirement Plan	47	$652,836	$74,474	(3)
Maureen O’Connell	Scholastic Corporation Cash
	Balance Retirement Plan	2	$4,201	$0
Margery Mayer	Scholastic Corporation Cash
	Balance Retirement Plan	19	$97,745	$0
Judith Newman	Scholastic Corporation Cash
	Balance Retirement Plan	16	$85,158	$0
Andrew S. Hedden(4)	Scholastic Corporation Cash
	Balance Retirement Plan	0	$0	$0

(1)

The valuation method and material assumptions used in determining pension benefits and obligations can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report.

(2)	Pay earned and service credited after June 1, 2009 will not be considered in determining the Named Executive Officer’s benefit as the Retirement Plan was frozen as of that date.

(3)

Mr. Robinson’s benefits include $58,650 accumulated under the Prior Benefit Formula and $15,824 paid from an annuity issued by Liberty Mutual Insurance Company for participant benefits accrued under a prior retirement plan which terminated in May 1985.

(4)	Mr. Hedden did not meet the minimum service period prior to the plan freeze and, accordingly, is not entitled to any benefits under the Retirement Plan.

          The following table sets forth information about the contributions, if any, by the Named Executive Officers under nonqualified deferred compensation arrangements, which relate solely to the MSPP, during fiscal 2012 and the balances thereunder at May 31, 2012.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in the Last Fiscal Year ($)(1)	Aggregate Balance at Last Fiscal Year End ($)(2)
Richard Robinson	$283,024	$2,739,575
Maureen O’Connell	$33,123	$430,445
Margery Mayer	$4,333	$216,274
Judith Newman	$0	$112,462
Andrew S. Hedden	$41,507	$614,676

(1)

The amounts shown represent fiscal 2011 MIP/EPIP bonus amounts that were to be paid in fiscal 2012 but were deferred at the Named Executive Officer’s election and invested in RSUs under the MSPP. Mr. Robinson, Ms. O’Connell, Ms. Mayer, Ms. Newman and Mr. Hedden each elected to invest 100%, 20%, 5%, 0% and 50%, respectively, of his or her bonus. The purchase of the RSUs was made on September 1, 2011.

(2)

Represents the value of all RSUs held by the Named Executive Officer under the MSPP at May 31, 2012 and was calculated by multiplying the number of RSUs held by $26.95, the closing price of the Common Stock on NASDAQ on such date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

          The following discussion and tables describe and quantify the potential payments and benefits that would be provided to each of the Named Executive Officers in connection with a termination of employment or change-in-control under the Company’s compensation plans. Except where noted, the calculations of the potential payments to the Named Executive Officers reflect the assumption that the termination or change-in-control event occurred on May 31, 2012, with the closing sale price per share of the Common Stock on that date of $26.95. The calculations exclude payments and benefits to the extent that they do not discriminate in scope, terms or operation in favor of the Company’s executive officers and are available generally to all salaried employees of the Company. The calculations also do not include plan balances under the Retirement Plan applicable to the Named Executive Officers, which are provided in the Pension Benefits table above. Of the Named Executive Officers, as of May 31, 2012, Mr. Robinson and Ms. Mayer were of retirement age at May 31, 2012 for all of their option and restricted stock unit grants received under any of the Company’s equity-based plans. Mr. Hedden was of retirement age for all option and restricted stock unit grants received under to the 2001 Plan prior to July 21, 2009, when retirement age was defined as age 55 or older. For all grants received on or after July 21, 2009 under the 2001 Plan, when the definition of retirement changed to age 55 plus 10 years of continuous employment service, and for all grants received under the 2011 Plan, Mr. Hedden does not qualify for retirement. As of May 31, 2012, under the MSPP, Mr. Robinson and Ms. Mayer were of retirement age, which was defined for purposes of the MSPP as age 55 or older, until the amendment that became effective on September 21, 2011, which changed the definition of retirement to be age 55 or older plus ten years of continuous service. Mr. Hedden was of retirement age in respect of RSUs acquired under the MSPP prior to September 21, 2011, but does not qualify for retirement in respect of RSUs acquired under the MSPP subsequent to such date. Ms. O’Connell and Ms. Newman are not eligible for retirement under any of the Company’s equity plans. The Company generally does not enter into employment contracts with its executives and does not have a general severance policy applicable to all employees. Accordingly, the Named Executive Officers are entitled to benefits upon termination of their employment or a change-in-control only as provided for in respect of stock options and restricted stock units previously granted under the 1995 Plan, the 2001 Plan and the 2011 Plan (or, in the case of a portion of Mr. Robinson’s grants, under the Class A Plan) and previously purchased RSUs under the MSPP.

          409A Limitations. In compliance with Code Section 409A, an executive who is a “specified employee” (one of the 50 most highly compensated employees of the Company) at the time of termination of employment may not receive a payment of any compensation that is determined to be subject to Code Section 409A until six months after his or her departure from the Company (including, but not limited to, certain benefit payments on voluntary or involuntary termination and 409A deferred compensation plan benefits).

          Change-in-control. None of the MSPP, the 1995 Plan, the 2001 Plan, the 2011 Plan or the Class A Plan contains provisions that automatically change the terms of any award or accelerates the vesting of any unvested restricted stock unit or stock option. However, each of these plans has various provisions that would permit the Board committee responsible for administering such plan to amend, change or terminate the plan and/or the terms of the awards made under the plan or otherwise provide for the (i) acceleration of vesting of restricted stock units, (ii) acceleration of vesting of stock options and/or (iii) conversion of restricted stock units to stock. Because the HRCC (which administers each of these plans) has this power and may, in its discretion, choose to exercise such power in connection with a change of control or similar event (such as a merger or consolidation in which the Company is not the surviving entity or the acquisition of the Company’s Common Stock by a single person or group), the Company has presented information in the table on page 33 below regarding potential pay-outs to the Named Executive Officers upon a change-in-control based on the assumption that the HRCC would use its authority to accelerate vesting of restricted stock units and stock options and convert restricted stock units to shares under these plans effective upon a change-in-control of the Company.

MSPP Plan

          As described in “Compensation Discussion and Analysis-Other Equity-Based Incentives” above, eligible members of senior management, including the Named Executive Officers, may defer receipt of all or a portion of their annual cash bonus payments under the MIP and EPIP through the purchase of RSUs under the MSPP. The amounts deferred with respect to bonuses received for fiscal 2011 but paid and deferred in fiscal 2012 are included in the “Nonqualified Deferred Compensation Table” above. The following table describes the payment provisions for RSUs under the terms of the MSPP upon a termination of employment of an executive participating in the MSPP.

Status of RSU	Voluntary Termination or Termination for Cause	Involuntary Termination	Normal Retirement(1)	Death or Disability
Vested RSUs	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.
Unvested RSUs	RSUs are forfeited and participant receives cash equal to the lesser of the fair market value of the underlying stock or the purchase price of the unvested RSUs.

RSUs are forfeited and participant receives a partial payment in stock and cash. The amount of stock is equal to a percentage of RSUs, with the number of full years of employment since purchase as the numerator and 3 as the denominator, and the remainder is paid in cash at the lesser of the purchase price of the unvested RSUs or the fair market value of the number of shares underlying the unvested RSUs on the date of termination.

			Vesting is accelerated and RSUs convert into stock.	Vesting is accelerated and RSUs convert into stock.

(1)

Under the terms of the MSPP, for all RSUs purchased prior to September 21, 2011, the definition of normal retirement is age 55 or older and for all RSUs that will be purchased after September 21, 2011, the definition of normal retirement is age 55 or older and 10 years of employment.

Equity Incentives

          As described in “Compensation Discussion and Analysis-Options to Purchase Common Stock and Restricted Stock Units” above, the Company has granted to its Named Executive Officers, with the exception of Mr. Robinson who has received only stock options, a combination of stock options and restricted stock units as part of its long-term compensation program.

          The following table illustrates the payment provisions upon a termination of employment for stock options and restricted stock units under the 1995 Plan, 2001 Plan and the 2011 Plan in effect at May 31, 2012.

Type of equity	Voluntary Termination	Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability
Non-qualified stock options granted under the 1995 Plan and before July 21, 2009 under the 2001 Plan.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	All options expire as of the date of termination.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options are forfeited. Participant has 3 years to exercise vested options. Retirement defined as age 55 or older.	Vesting accelerates. Participant or his estate has 1 year to exercise vested options.
Non-qualified stock options granted on or after July 21, 2009 under the 2001 Plan and non-qualified stock options granted under the 2011 Plan.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	All options expire as of the date of termination.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options shall continue to vest. Participant has 3 years from the date of retirement to exercise vested options. Retirement defined as age 55 or older and 10 years employment.	Vesting accelerates. Participant or his estate has one year to exercise vested options.
Restricted Stock Units (RSUs) granted before July 21, 2009 under the 2001 Plan.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Vesting is accelerated and RSUs convert into stock.	Vesting is accelerated and RSUs convert into stock. Retirement defined as age 55 or older.	Vesting is accelerated and RSUs convert into stock.
Restricted Stock Units (RSUs) granted on or after July 21, 2009 under the 2001 Plan and RSUs granted under the 2011 plan.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	RSUs continue to vest for a period of 3 years. Retirement defined as age 55 or older and 10 years employment.	Vesting is accelerated and RSUs convert into stock.
Restricted Stock Units (RSUs) granted under the 2011 Plan.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Vesting is accelerated and RSUs convert into stock. Retirement defined as age 55 or older and 10 years employment.	Vesting is accelerated and RSUs convert into stock.

          The following table illustrates the payment provisions upon a termination of employment for stock options under the Class A Plan.

Type of equity	Voluntary Termination or Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability
Non-qualified stock options	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options are forfeited. Participant has three years to exercise vested options.	Vesting of options accelerates. Participant or his estate has one year to exercise vested options.

          The table below shows the aggregate amount of potential payments that each Named Executive Officer (or his or her beneficiary or estate) would have been entitled to receive if his or her employment had terminated, or, as noted under “Change-in-control” on page 30 above, assumed to receive if a change-in-control had occurred, on May 31, 2012 under the MSPP, the 2001 Plan, the 2011 Plan and, in the case of a portion of Mr. Robinson’s outstanding stock options, the Class A Plan. The amounts shown assume that termination or the change-in-control was effective as of May 31, 2012, and include amounts earned through such time and estimates of the amounts which could otherwise have been paid out to the Named Executive Officers at that time. The actual amounts which would be paid out can only be determined at the time of each Named Executive Officer’s separation from the Company or at the time of the change-in-control. Annual bonuses are discretionary and are therefore omitted from the table, and no amounts are reflected in respect of the 1995 Plan as the stock options remaining outstanding thereunder had no value at May 31, 2012 based on the exercise prices thereunder. As previously indicated, the calculations also do not include plan balances under the Retirement Plan applicable to the Named Executive Officers, which are provided in the Pension Benefits table above.

Name	Voluntary Termination ($)	Termination for Cause ($)	Involuntary (Not for Cause) Termination ($)	Normal Retirement ($)	Death/ Disability ($)	Change-in- Control ($)
Richard Robinson
MSPP(1)	$1,698,684	$1,698,684	$2,045,242	$2,739,575	$2,739,575	$2,739,575	(5)
Class A Plan stock options(2)	$0	$0	$0	$0	$0	$0
2001 Plan stock options(2)	$1,211,250	$0	$1,211,250	$2,940,000	$2,940,000	$2,940,000
2011 Plan stock options(2)	$0	$0	$0	$0	$0	$0
Total	$2,909,934	$1,698,684	$3,256,492	$5,679,575	$5,679,575	$5,679,575
Maureen O’Connell
MSPP(1)	$261,992	$261,992	$326,333	N/A	$430,445	$430,445
2001 Plan restricted stock units(3)	$0	$0	$26,950	N/A	$552,475	$552,475
2001 Plan stock options(2)	$0	$0	$0	N/A	$74,520	$74,520
2011 Plan restricted stock units(4)	$0	$0	$0	N/A	$372,988	$372,988
2011 Plan stock options(2)	$0	$0	$0	N/A	$0	$0
Total	$261,992	$261,992	$353,283	N/A	$1,430,428	$1,430,428

Name	Voluntary Termination ($)	Termination for Cause ($)	Involuntary (Not for Cause) Termination ($)	Normal Retirement ($)	Death/ Disability ($)	Change-in- Control ($)
Margery Mayer
MSPP(1)	$195,098	$195,098	$202,919	$216,274	$216,274	$216,274
2001 Plan restricted stock units(3)	$0	$0	$26,950	$350,350	$350,350	$350,350
2001 Plan stock options(2)	$63,495	$0	$63,495	$193,230	$193,230	$193,230
2011 Plan restricted stock units(4)	$0	$0	$0	$150,623	$200,831	$200,831
2011 Plan stock options(2)	$0	$0	$0	$0	$0	$0
Total	$258,593	$195,098	$293,364	$910,477	$960,685	$960,685
Judith Newman
MSPP(1)	$107,255	$107,255	$110,726	N/A	$112,462	$112,462
2001 Plan restricted stock units(3)	$207,515	$207,515	$234,465	N/A	$557,865	$557,865
2001 Plan stock options(2)	$16,560	$0	$16,560	N/A	$66,240	$66,240
2011 Plan restricted stock units(4)	$0	$0	$0	N/A	$200,831	$200,831
2011 Plan stock options(2)	$0	$0	$0	N/A	$0	$0
Total	$331,330	$314,770	$361,751	N/A	$937,398	$937,398
Andrew S. Hedden
MSPP(1)	$387,509	$387,509	$456,097	$614,676	$614,676	$614,676
2001 Plan restricted stock units(3)	$0	$0	$0	$0	$195,387	$195,387
2001 Plan stock options(2)	$533,850	$0	$533,850	$523,500	$826,650	$826,650
2011 Plan restricted stock units(4)	$0	$0	$0	$0	$200,831	$200,831
2011 Plan stock options(2)	$0	$0	$0	$0	$0	$0
Total	$921,359	$387,509	$989,947	$1,138,176	$1,837,544	$1,837,544

(1)

All amounts represent the payout of the restricted stock units held under the MSPP based on the closing price of the Company’s Common Stock on May 31, 2012 of $26.95 per share. Under the terms of the MSPP, all unvested restricted stock units become vested upon retirement or death/disability or, as noted under “Change-in-control” on page 30 above, are assumed to become vested upon a change-in-control and the number in those columns represents the payout of the restricted stock units as if such were fully vested. In the case of termination for cause and voluntary termination, the value is the sum of the closing price of $26.95 per share multiplied by the vested restricted stock units and, for the unvested restricted stock units, the lower of the sum of the purchase price of the unvested restricted stock units or the closing price of $26.95 multiplied by the unvested restricted stock units. In the case of involuntary termination, the value is the sum of the vested restricted stock units and a portion of the unvested restricted stock units (based upon the number of full years since purchase divided by three) multiplied by the closing price of $26.95 and the purchase price of the remaining unvested restricted stock units. For all restricted stock units purchased prior to September 21, 2011, retirement is defined as age 55 or older and for all restricted stock units purchased after September 21, 2011, retirement is defined as age 55 or older.

(2)

Under the terms of the 2001 Plan, the 2011 Plan and the Class A Plan, in the event of a merger or consolidation or other change-in-control, the HRCC has the ability to accelerate the vesting of unvested stock options. Accordingly, as noted under “change-in-control” on page 30 above, the table above assumes immediate vesting of all outstanding options. Also, in the event of the Named Executive Officer’s death/disability, the vesting of unvested options is accelerated. Most of the stock options granted to the Named Executive Officers, with the exception of the options granted to Mr. Hedden and a small portion of the grants to the other Named Executive Officers, are underwater, i.e., the exercise price is greater that the closing price on May 31, 2012, so there is no value for any of such underwater stock options.

(3)

All amounts represent the payout of the restricted stock units held under the 2001 Plan based on the closing price of the Company’s Common Stock on May 31, 2012 of $26.95 per share. Under the terms of the 2001 Plan, all unvested restricted stock units become vested upon retirement or death/disability or, as noted under “Change-in-control” on page 30 above, are assumed to become vested upon a change-incontrol and the number in those columns represents the payout of the restricted stock units as if such were fully vested. Also, under the terms of the 2001 Plan, all unvested restricted stock units are forfeited in the case of a termination for cause. In the case of an involuntary termination, for restricted stock units granted before July 21, 2009, the vesting is accelerated, and for restricted stock units granted on or after July 21, 2009, the unvested restricted stock units are forfeited.

(4)

All amounts represent the payout of the restricted stock units held under the 2011 Plan based on the closing price of the Company’s Common Stock on May 31, 2012 of $26.95 per share. Under the terms of the 2011 Plan, all unvested restricted stock units become vested upon retirement or death/disability or, as noted under “Change-in-control” on page 30 above, are assumed to become vested upon a change-incontrol and the number in those columns represents the payout of the restricted stock units as if such were fully vested. Also, under the terms of the 2011 Plan, all unvested restricted stock units are forfeited in the case of a termination for cause or as a result of involuntary termination. Additionally, for all restricted stock units granted prior to March 22, 2012, for retirement eligible employees, all restricted stock can vest within the first year after the date of grant.

(5)	See “Change of Control Arrangements for Certain Class A Stockholders” for a discussion of certain rights of first refusal with respect to shares of Class A Stock in the event of a change-in-control.

EQUITY COMPENSATION PLAN INFORMATION

          The following table presents information regarding the Company’s equity compensation plans at May 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation plans approved by security holders Common Stock	3,449,075	$28.68	2,375,423	(1)
Class A Stock	1,499,000	$32.02	0
Equity Compensation plans not approved by security holders Common Stock	—	—	—
Class A Stock	—	—	—
Total	4,948,075	$29.69	2,375,423

(1)

Includes 287,973 shares of Common Stock available at May 31, 2012 under the ESPP; 468,372 shares of Common Stock available at May 31, 2012 under the MSPP; 1,285,278 shares of Common Stock available at May 31, 2012 under the 2011 Plan and 333,800 shares of Common Stock available at May 31, 2012 under the 2007 Plan, which shares may be issued upon the exercise of stock options or upon vesting of restricted stock units.

Stock Ownership Guidelines

          The HRCC adopted the Scholastic Corporation Senior Management Stock Ownership Guidelines (the “Stock Ownership Guidelines”) in 2002. The Stock Ownership Guidelines require certain members of senior management, including the Named Executive Officers, to maintain certain specified ownership levels of the Common Stock of the Company, based on a multiple of annual base salary, exclusive of bonuses or other forms of special compensation. The multiple applicable to the Chief Executive Officer is three times annual base salary and the multiple applicable to the other Named Executive Officers is two times annual base salary. The Stock Ownership Guidelines originally provided that, with respect to each person subject to them, they would be phased in over a five year period, which was subsequently extended to six years by the HRCC. For purposes of determining compliance with the Stock Ownership Guidelines, Common Stock includes all Common Stock and securities based on the value of Common Stock acquired through participation in any of the Company’s incentive, retirement or stock purchase plans, but excluding options to purchase Common Stock. At May 31, 2012, all of the Named Executive Officers who were not within the current six year phase-in period were in compliance with the Stock Ownership Guidelines with the exception of Ms. Newman, who was at approximately 92% of her required level of ownership.

MATTERS SUBMITTED TO STOCKHOLDERS

PROPOSAL 1:
ELECTION OF DIRECTORS

          The Amended and Restated Certificate of Incorporation of the Company provides that the Class A Stockholders, voting as a class, have the right to fix the size of the Board so long as it does not consist of less than three nor more than fifteen directors. The current Board consists of eleven directors.

          The Board has nominated the eleven persons listed below under the sections captioned “Nominees for Election by Holders of Class A Stock” and “Nominees for Election by Holders of Common Stock” for election at the Annual Meeting to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors are elected and qualified, or until their earlier retirement, resignation or removal.

          Proxies are solicited in favor of the eight nominees to be elected by the Class A Stockholders and the three nominees to be elected by the holders of the Common Stock, and it is intended that the proxies will be voted for such nominees unless otherwise specified. Should any one or more of the nominees become unable to serve for any reason, unless the Class A Stockholders provide for a lesser number of directors, the persons named in the enclosed proxy may act with discretionary authority in respect of the election of a substitute nominee or nominees. The Board has no reason to believe that any nominee will be unable to serve.

Recommendation

          The Board recommends that Class A Stockholders vote FOR each of the eight nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the Class A Stockholders present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

          The Board recommends that holders of the Common Stock vote FOR each of the three nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the holders of the Common Stock present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

Nominees for Election by Holders of Class A Stock

Name	Principal Occupation or Employment	Age	Director Since*
Richard Robinson	Chairman of the Board, President and Chief Executive Officer of the Company	75	1971

John L. Davies	Private Investor, Washington D.C.	62	2000

Andrew S. Hedden	Executive Vice President, General Counsel and Secretary of the Company	71	1991

Mae C. Jemison	President and Founder, The Jemison Group, Inc., Houston, TX	55	1993

Peter M. Mayer	President, The Overlook Press/Peter Mayer Publishers, Inc., New York, NY	76	1999

Augustus K. Oliver	Managing Member, Oliver Press Partners, LLC, New York, NY	62	1995

Richard M. Spaulding	Former Executive Vice President of the Company	75	1974

Margaret A. Williams	Partner, Griffin Williams LLC, Washington, D.C.	57	2010

Nominees for Election by Holders of Common Stock

Name	Principal Occupation or Employment	Age	Director Since*
James W. Barge	Executive Vice President, Chief Financial Officer,	57	2007
	Viacom Inc., New York, NY

Marianne Caponnetto	Founder, MCW Group, Inc., Bedford, NY	61	2010

John G. McDonald	The Stanford Investors Professor,
	Graduate School of Business, Stanford University, Palo Alto, CA	75	1985

*	The dates set forth above indicate the date such director was elected as a director of the Company or its predecessor entity.

          Richard Robinson. Mr. Robinson has served as Chairman of the Board of the Company and/or Scholastic Inc. since 1982, as Chief Executive Officer since 1975 and as

President since 1974. He has held various executive management and editorial positions with the Company since joining in 1962.

          John L. Davies. Mr. Davies is a private investor. Mr. Davies retired from AOL in 2002, which he had joined in 1993 as Senior Vice President. In 1994, he founded AOL International, where he served as President until becoming Senior Advisor in 2000. He was also a director of Tickets.com Inc. until March 2005 when it became a private company.

          Andrew S. Hedden. In December 2008, Mr. Hedden joined the Company as its Executive Vice President, General Counsel and Secretary. Mr. Hedden was a partner of the law firm of Baker & McKenzie LLP from 2005 to November 2008, having previously been a partner with the law firm of Coudert Brothers LLP from 1975 to 2005.

          Mae C. Jemison. Dr. Jemison is a physician and the President of The Jemison Group, a technology consulting company, and chair and founder of the Dorothy Jemison Foundation for Excellence, as well as the founder of Biosentient Corporation. Dr. Jemison is currently leading the initiative 100 Year Starship to pave the way for human interstellar flight. Also, Dr. Jemison was a professor of Environmental Studies at Dartmouth College from 1996-2002. She served as a National Aeronautics and Space Administration (NASA) astronaut from 1987 to 1993 and was a member of the Space Shuttle Endeavour Flight in September 1992. She is a director and a member of the Nominating and Corporate Governance Committee and the Management and Compensation Committee of Kimberly-Clark Corporation, a director and a member of the Audit Committee of Valspar Corporation and, from 2004 to 2007, was also a board member of Gen-Probe Incorporated. Dr. Jemison is a member of the National Academy of Sciences Institute of Medicine, a member of the Morehouse College Board of Trustees, a member of the Texas Medical Center Board of Directors and a member of the Greater Houston Partnership Board, an organization formed for the purpose of stimulating the local Houston economy. Also, Dr. Jemison was an official US Public Delegate to the 55th United Nations Commission on the Status of Women.

          Peter M. Mayer. Mr. Mayer has been President of The Overlook Press/Peter Mayer Publishers, Inc. since 1997. Since 2003, Mr. Mayer has also been the President of Duckworth Publishers in the United Kingdom. From 1978 to 1996, he was Chairman of the Board and Chief Executive Officer of the Penguin Group Companies, overseeing its operations in the United States, the United Kingdom, Canada, Australia, New Zealand, The Netherlands and India. From 1976 to 1978, he was President and Publisher of Pocket Books. He has also served as Editor-in-Chief, Publisher and President of Avon Books.

          Augustus K. Oliver. Mr. Oliver has been a Managing Member of Oliver Press Partners, LLC, an investment advisor, since 2005. Mr. Oliver also has been a Senior Managing Director of WaterView Advisors LLC, a private equity investment firm, since 1999. Mr. Oliver is the grandson of a former Chairman of the Board of Directors of Scholastic Inc. He is a director of Comverse Technology Inc. and the Phoenix Companies,

Inc. He was a director of Emageon, Inc. until April 4, 2009, when it became a private company.

          Richard M. Spaulding. Mr. Spaulding retired from Scholastic in fiscal 2008 and held various executive management positions with the Company since joining in 1960, including as Executive Vice President from 1974 to 2004.

          Margaret A. Williams. Ms. Williams is a partner and founder of Griffin Williams LLC, a management consulting firm established in 2005. The firm helps public and private clients navigate challenges dealing with transition, change and communication. From 2001-2004, she managed the Clinton Foundation, including the launch of its signature HIV/AIDS initiative. She has held several communications management positions including Director of Communications for the Center on Budget and Policy Priorities and the Children’s Defense Fund. From 1993-97, Ms. Williams served concurrently as an Assistant to President Clinton and Chief of Staff to First Lady Hillary Clinton. She is a trustee of the Rhode Island School of Design and a Director of the Clinton Foundation HIV/AIDS Initiative (CHAI), and, from 2000 to 2007, she was a director of Delta Financial Corp.

          James W. Barge. Mr. Barge serves as the Executive Vice President, Chief Financial Officer of Viacom Inc., a position he was appointed to in October 2010, having served as its Executive Vice President, Controller, Tax and Treasury since January 2008. He was the Senior Vice President, Controller and Chief Accounting Officer of Time Warner Inc. from 2002 to 2007. Prior to joining Time Warner in 1995, Mr. Barge held several positions at Ernst & Young, most recently as the Area Industry Leader of the Consumer Products Group and, prior to that, as a partner in its National Office, where he was responsible for the resolution of SEC accounting and reporting issues. Mr. Barge is a member of the Advisory Council for the SEC Institute, as well as a Distinguished Practitioner Lecturer for the Terry College of Business at the University of Georgia.

          Marianne Caponnetto. As Founder and President of MCW Group, Inc., Ms. Caponnetto acts as a Strategic Advisor, Consultant and Board member for a diverse group of companies with a focus on start-ups and organizations with significant transformational and growth objectives. She works with a range of technology start-ups, Fortune 500 and Venture Capital Firms in B2B and B2C businesses. From 2006- 2008, Ms. Caponnetto was the Chief Sales and Marketing Officer at DoubleClick, Inc., an online advertising technology company acquired by Google Inc. in 2008. From 1994 to 2005, she held several marketing, digital and sales management roles at IBM, ultimately as Vice President, Global Media and Entertainment Industry. Prior to IBM, she led Strategic and Corporate Marketing for Dow Jones & Co., after a successful career in the advertising agency business. Ms. Caponnetto has served on digital technology, media and advertising industry boards, and is active on several private and non-profit company boards. Ms. Caponnetto is a graduate of the University of California, Berkeley.

          John G. McDonald. Professor McDonald joined the faculty of Stanford University Graduate School of Business, where he is The Stanford Investors Professor, in 1968. Professor McDonald serves on the Boards of Directors of Plum Creek Timber Co., iStar Financial, Inc., QuinStreet, Inc. and thirteen mutual funds managed by Capital Research and Management Co. From 1999 to May 2010, he was a director of Varian, Inc., which was acquired by Agilent Technologies Inc. in May 2010.

          The Board and the Nominating and Governance Committee believe that the diverse backgrounds and experience of the current members of the Board, as described below, combine to provide the Company with the perspectives and judgment needed to provide the necessary guidance and oversight of the Company’s business and strategies. The qualifications of the members of the Board include:

Richard Robinson

•	Executive, business and operational experience as the Company’s Chairman since 1982, CEO since 1975 and President since 1974.

•	Demonstrated leadership skills, business expertise and commitment to the Company’s mission.

•	Son of the Company’s founder and principal shareholder of the Company.

•

Substantial knowledge of and experience in publishing of books, magazines and digital programs for trade, consumer and educational markets, as well as experience in direct marketing, eCommerce and the development and sale of educational technology products and services.

John L. Davies

•	Substantial media industry knowledge and executive, marketing, business and operational experience as a former Senior Vice President of AOL.

•	Significant international experience as the founder of AOL International.

•	Investor and shareholder in several public and privately held companies.

Andrew S. Hedden

•	Management and legal experience as the chief legal officer of the Company.

•	Significant transactional and compliance experience through previous partnership positions with two international law firms.

•	Extensive legal, regulatory and policy experience.

Mae C. Jemison, M.D.

•	Significant entrepreneurial and business startup experience.

•	Significant international experience, particularly in emerging and developing countries.

•	Extensive education experience (elementary, high school and especially college) in the areas of science, technology, engineering and mathematics (STEM) literacy.

•	Substantial board and committee experience as an independent director of several publicly held companies.

•	Scientific and technology experience contributing towards the mission of the Company, including product innovation and strategy.

•	Diverse private and public roles in a broad range of other activities.

Peter M. Mayer

•	Executive, business and operational publishing experience as a former Chairman of the Board and Chief Executive Officer of Penguin Group Companies.

•	Over thirty years of executive and management experience in the publishing field.

•	Substantial additional industry experience and product knowledge as the founder of his own trade publishing company.

•	Membership on numerous industry boards and recipient of various honors in publishing.

Augustus K. Oliver

•	Substantial private equity and investment experience, most recently as a managing director of Oliver Press Partners, LLC.

•	Audit committee and compensation committee experience, including serving as Chairman of the Company’s Audit Committee.

•	Based on extensive business and investment experience, determined to be “an audit committee financial expert.”

•

Significant board experience with other public companies, including serving as a current director of Comverse Technologies Inc. and Phoenix Companies, Inc., as well as serving as the Company’s Lead Independent Director.

•	Longstanding family commitment to the Company and its mission.

Richard M. Spaulding
•	Significant executive, business and operational experience as a former Executive Vice President of the Company.

•	Substantial product and strategic marketing expertise and a deep understanding of the Company’s businesses, strategies, customers and mission.

•	Longstanding personal commitment to the Company and knowledge of its historical growth and development.

Margaret A. Williams

•	Significant experience with the political process, as well as diverse activities in the public sphere.

•

Extensive experience as a consultant, with significant communications expertise involving communication with many constituencies, including children, parents and teachers, the Company’s primary customer base.

•	Through prior independent consulting assignments has acquired a deep understanding of the Company, its mission and its strategic vision.

•	Extensive experience as a crisis communication strategist.

•	Significant experience in organizational and transitional management issues as advisor to corporate and nonprofit clients.

•	Trustee or director of educational organizations.

James W. Barge

•	Extensive understanding of accounting, financial operations, treasury, tax, risk management and finance matters for multinational media companies.

•	Broad financial experience, including experience as a certified public accountant.

•	Significant experience in financial reporting and accounting and financial control matters involving publicly traded companies.

Marianne Caponnetto

•	Significant experience in digital marketing and media initiatives relevant to the Company’s strategic plan for the development and marketing of its digital properties.

•	Extensive marketing expertise gained through numerous management positions focused on the marketing and sales of technology (especially digital technologies) across a broad range of media.

•	Broad range of global operating experience with major corporations in media and advertising and technology.

John G. McDonald

•

Substantial board experience as an independent director of Plum Creek Timber, iStar Financial, Inc., QuinStreet, Inc. and thirteen mutual funds managed by Capital Research and Management Co. and former director of Varian, Inc.

•	Extensive knowledge of and experience in finance and capital markets.

•	Significant experience in the analysis of strategic investment opportunities.

•	More than 40 years experience as a professor at the Stanford University Graduate School of Business.

Board Leadership Structure and Risk Oversight

          The Board of Directors has adopted a structure whereby the Chief Executive Officer and principal stockholder of the Company, Mr. Richard Robinson, is the Chairman of the Board. The Board believes that having Mr. Robinson as Chairman provides strong leadership for the Board and critical thinking with respect to the Company’s strategy and performance and helps ensure that shareholder interests are well represented during Board deliberations. The Board considers the Chief Executive Officer’s participation to be important to make information and insight about the Company’s business and its operations directly available to the directors in their deliberations. In the context of this structure, the Board has also approved the formal designation of a Lead Independent Director, as discussed under “Lead Independent Director” below.

          The Board believes that risk oversight is the responsibility of the Board as a whole and not of any one of its committees. The Board periodically reviews the processes established by management to identify and manage risks, communicates with management about these processes and receives regular reports from each of its committees concerning, among other things, risks arising within their areas of responsibility. To facilitate the Board’s risk oversight, the Board has delegated certain functions (including the oversight of risks related to these functions) to various Board committees. The Audit Committee generally evaluates the risks related to the Company’s financial reporting process and oversees the Company’s general risk management processes. The Human Resources and Compensation Committee evaluates the risks presented by the Company’s compensation programs and takes into account these risks when making compensation decisions. The Nominating and Governance Committee evaluates whether the Board has the requisite core competencies to respond to the risks that the Company faces. The roles and responsibilities of these committees are discussed in more detail below. Although the Board has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full Board regarding its activities.

Meetings of the Board and its Committees

          Five regular meetings of the Board were held during the 2012 fiscal year. All incumbent directors attended 75% or more of the aggregate of such meetings and of the meetings held during the 2012 fiscal year by all standing committees of the Board of which they were a member.

          The Board currently has six standing committees: Audit; Executive; Human Resources and Compensation; Nominating and Governance; Retirement Plan; and Strategic Planning, as the duties of the Stock Grant Committee were merged into the Human Resources and Compensation Committee during the 2012 fiscal year. All members of the Audit, Human Resources and Compensation and Nominating and Governance Committees are independent directors, as defined under NASDAQ listing standards. All committee members are appointed by the Board on an annual basis each September. Each committee operates under a written charter establishing its roles and responsibilities, which can be found in the Investor Relations section of the Company’s website, investor.scholastic.com. The duties and responsibilities of all the Board committees are reviewed regularly and are outlined below.

          Executive Committee. Richard Robinson (Chairperson), Peter M. Mayer, Augustus K. Oliver and Richard M. Spaulding are the current members of the Executive Committee. In the intervals between meetings of the Board, the Executive Committee is authorized to exercise, with certain exceptions, all of the powers of the Board in the management of the business and affairs of the Company. All actions taken by the Executive Committee are submitted for ratification by the Board. One meeting of the Executive Committee was held during the fiscal year ended May 31, 2012.

          Audit Committee. Augustus K. Oliver (Chairperson), James W. Barge and John L. Davies are the current members of the Audit Committee. Each member of the Audit Committee is independent, as defined under NASDAQ listing standards and applicable SEC regulations. The Board has determined that all Audit Committee members are “financially literate,” as defined under NASDAQ listing standards, and that Mr. Oliver and Mr. Barge qualify as designated financial experts based upon their business and professional experience as described previously in this proxy statement. The Audit Committee reviews the corporate accounting and financial reporting practices of the Company, including its disclosure and internal controls, and the quality and integrity of the financial reports of the Company, including a review of the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. The Audit Committee also appoints the Company’s independent auditors and pre-approves any non-audit services to be provided by such auditors, as further described in this proxy statement under “Independent Registered Public Accountants.” The Audit Committee discusses with the Company’s internal and independent auditors the overall scope and plans for their respective audits and meets with both the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s disclosure and internal controls and the overall quality of the Company’s financial reporting. The Audit Committee periodically reviews and approves all “related party transactions,” as defined in SEC regulations. The Audit Committee held four meetings during the fiscal year ended May 31, 2012.

          Human Resources and Compensation Committee. John L. Davies (Chairperson), Marianne Caponnetto, Peter M. Mayer and John G. McDonald are the current members of the Human Resources and Compensation Committee. Each member of the Human Resources and Compensation Committee (“HRCC”) is independent, as defined under NASDAQ listing standards, and also meets certain additional criteria so that the Company qualifies for available exemptions pursuant to Section 162 (m) of the Code and Rule 16b-3 under the Exchange Act. For a description of the duties and responsibilities of this committee, see “Corporate Governance-HRCC Procedures” below. The HRCC held six meetings during the fiscal year ended May 31, 2012. As indicated above, at the September 2011 meeting of the Board of Directors, the duties of the Stock Grant Committee were merged into the duties of the HRCC, effective as of September 21, 2011.

          Nominating and Governance Committee. James W. Barge (Chairperson), Mae C. Jemison and Richard M. Spaulding are the current members of the Nominating and Governance Committee. Each member of the Nominating and Governance Committee is independent, as defined under NASDAQ listing standards. The Nominating and Governance Committee identifies and recommends to the Board candidates for election as directors and recommends any changes it believes desirable in the size and composition of the Board as well as Board committee structure and membership. The Nominating and Governance Committee also administers Scholastic’s Corporate Governance Guidelines (the “Guidelines”), reviews performance under, and compliance with, the Guidelines and the content of the Guidelines annually and, when appropriate, recommends updates and revisions of the Guidelines to the Board. In addition, the Nominating and Governance Committee oversees the Board self-assessment process. The Nominating and Governance Committee held three meetings during the fiscal year ended May 31, 2012.

          Retirement Plan Committee. Richard M. Spaulding (Chairperson), Andrew S. Hedden, Mae Jemison and John G. McDonald are the current members of the Retirement Plan Committee. The Retirement Plan Committee acts on behalf of the Board in its capacity as settlor of the trusts underlying the Retirement Plan and the 401(k) Plan (collectively, the “Plans”) and with respect to the powers enumerated therein, including the power to amend or terminate the Plans. The Retirement Plan Committee also oversees the Administrative Committee, comprised of Company employees who are responsible for the day-to-day administration of the Plans, and approves the appointment of one or more trustees, or other professionals, necessary for the proper administration and operation of the Plans. Furthermore, the Retirement Plan Committee, which reports its actions to the Board, oversees the policies and practices related to the Plans and evaluates the Company’s overall retirement benefit plan philosophy, in terms of the Company and competitively within the publishing industry, as well as the investment performance under the Plans. The Retirement Plan Committee held two meetings during the fiscal year ended May 31, 2012.

          Strategic Planning Committee. Mae C. Jemison (Chairperson), Marianne Caponnetto, Peter M. Mayer, Augustus K. Oliver, Richard M. Spaulding and Margaret A. Williams are the current members of the Strategic Planning Committee. The Strategic Planning Committee advises the Company’s management on achieving and implementing its strategic plan and reports its findings to the Board. The Strategic Planning Committee held three meetings during the fiscal year ended May 31, 2012.

Corporate Governance

          As part of the Company’s corporate governance practices, the Board has adopted the Scholastic Corporation Corporate Governance Guidelines, which are summarized below. The full text of the Company’s Corporate Governance Guidelines is available in the Investor Relations section of the Company’s website, investor.scholastic.com. Stockholders may also obtain a written copy of the Guidelines at no cost by writing to the Company at Scholastic Corporation, 557 Broadway, New York, NY 10012, Attention: Corporate Secretary. In addition to the Guidelines, the Board believes that the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers, described below, as well as the Committee charters, which have all been approved by the Board, are vital to securing the confidence of Scholastic’s stockholders, customers, employees, governmental authorities and the investment community.

          Independent Directors. Scholastic’s Corporate Governance Guidelines provide for a board of ten to fifteen directors and require a majority of independent directors. The Nominating and Governance Committee is responsible for reviewing with the Board annually the appropriate criteria and standards for determining director independence consistent with applicable legal requirements, including NASDAQ listing standards and the federal securities laws. The Board has determined that all of its current directors are independent, as defined in the NASDAQ listing standards, other than Mr. Robinson and Mr. Hedden who are executive officers of the Company.

          Lead Independent Director. In May 2010, the Board of Directors amended the Company’s Corporate Governance Guidelines to formally provide for a Lead Independent Director. At its May 2010 meeting, it was determined by the Board, upon recommendation of the Nominating and Governance Committee, that this process be formalized and provide for a Lead Independent Director in the Corporate Governance Guidelines, in view of the Company’s practice of combining the Chairman and Chief Executive Officer positions. Since the practice of holding executive sessions of the independent directors began, Mr. Oliver, at the request of the independent directors, had chaired the meetings and acted as the liaison between the independent directors and the Chairman and Chief Executive Officer, effectively fulfilling the role of a lead independent director. At the May 2010 Board meeting, the independent directors formally appointed Mr. Oliver as the Lead Independent Director pursuant to the new policy. The Board believes that, as the Chair of the Company’s Audit Committee and with his thorough understanding of the Company, Mr. Oliver is well-suited to lead the independent sessions of the Board in his capacity as Lead Independent Director. As described in the Company’s Corporate Governance Guidelines, the Lead Independent Director presides at executive sessions of the Board involving only the independent directors and serves as the liaison between the Chairman and Chief Executive Officer and the independent directors (unless the matter under consideration is within the jurisdiction of one of the Board’s committees). Among other matters, the independent directors, meeting in executive session, consider items they would like included in future Board agendas, the flow of information to directors, relevant Board corporate governance matters and any other topics or issues which any of the independent directors desires to raise in executive session. The Lead Independent Director is responsible for advising the Chairman and Chief Executive Officer of decisions reached or suggestions made at executive sessions.

          Communication with the Board. Individuals may submit communications to the Board, or to the non-management directors individually or as a group, by sending the communications in writing to the attention of the Corporate Secretary of the Company at Scholastic Corporation, 557 Broadway, New York, NY 10012. All communications that relate to matters that are within the scope of responsibilities of the Board and its committees will be forwarded to the appropriate directors by the Corporate Secretary.

          Director Nomination Process. The Nominating and Governance Committee periodically reviews with the Board the requisite skills, competencies and characteristics of new directors, as well as the composition of the Board as a whole. The Nominating and Governance Committee makes an assessment of the suitability of candidates for election to the Board, taking into account diversity, independence, character, judgment and relevant business experience, as well as their appreciation of the Company’s mission, values and credo. In particular, the Board focuses on identifying the potential contribution any candidate can make to the diversity of backgrounds, experience and competencies which it desires to have represented on the Board. The Nominating and Governance Committee does not believe it is currently necessary or appropriate to adopt specific, minimum objective criteria for director nominees. Stockholders may propose nominees for Board membership for consideration by the Nominating and Governance Committee by submitting the nominee’s name, biographical data and qualifications along with the consent of the proposed nominee to the Nominating and Governance Committee, Attention: Corporate Secretary at Scholastic Corporation, 557 Broadway, New York, NY 10012. Stockholders who wish to nominate candidates for election to the Board at the next annual meeting of stockholders must adhere to the dates and follow the procedures outlined in “Stockholder Proposals for 2013 Annual Meeting” set forth below. The Nominating and Governance Committee will consider all director candidates properly submitted by stockholders in accordance with the Company’s Bylaws and Corporate Governance Guidelines using the same criteria that it uses to select directors for non-stockholder nominees. The Nominating and Governance Committee also considers such other relevant factors as it deems appropriate, including the balance of independent and non-independent directors, the need for Audit Committee or other relevant expertise, and the qualifications of other potential nominees. Although there is no specific policy regarding diversity, the Nominating and Governance Committee seeks to achieve diversification in the qualifications of nominees, such as different types of business or academic experience or expertise in different industries, professions and geographic areas.

          Board Meetings and Executive Sessions. Directors are expected to expend sufficient time, energy and attention to assure diligent performance of their responsibilities. Directors are expected to attend meetings of the Board and the committees on which they serve, whether in person or by telephone. Management provides all directors with an agenda and appropriate written materials in advance of each meeting. To ensure active and effective participation, directors are expected to arrive at each Board and committee meeting having reviewed the materials for the meeting. As previously discussed, the Board regularly meets in executive session with only the independent directors present, and Mr. Oliver presides over those sessions as Lead Independent Director.

          Director Attendance at Company Annual Meetings. All directors are encouraged to attend the Company’s annual meetings of stockholders. All of the Company’s directors attended the annual meeting of stockholders held on September 21, 2011.

          Annual Self-Assessment. The Board makes an annual self-assessment of performance with a particular focus on key metrics related to Board performance and overall effectiveness. The Nominating and Governance Committee is responsible for overseeing the self-assessment process.

          Access to Management and Advisors. Directors have access to the Company’s management and, in addition, are encouraged to visit the Company’s facilities. As necessary and appropriate, the Board and its committees may retain outside legal, financial or other advisors.

          Investment Expectations of Directors. Directors are encouraged to own Company stock in an amount that is appropriate for them, although the Company does not currently have any formal equity ownership requirements for members of the Board of Directors.

          Scholastic Code of Ethics and Code of Ethics for Senior Financial Officers. The Company has implemented a Code of Ethics applicable to its employees and directors generally and a Code of Ethics for Senior Financial Officers. The Scholastic Code of Ethics operates as a tool to help Scholastic’s employees and directors understand and adhere to high ethical standards required for employment by, or association with, the Company. The Scholastic Code of Ethics contains procedures for employees to report to the Audit Committee any concerns with regard to any questionable accounting, internal control or auditing matters. The Code of Ethics for Senior Financial Officers provides fundamental ethical principles to which the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller are expected to adhere. Both the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers are available in the Investor Relations section of the Company’s website, investor.scholastic.com. Additionally, these documents are available in print to any stockholder requesting a copy.

          HRCC Procedures. Under its charter, the HRCC is required to meet at least three times per year. In practice the HRCC has been meeting on at least a quarterly basis to review regulatory developments that may impact the Company’s compensation arrangements and to consider amendments or modifications to compensation and benefit plans. At its regular meeting in July of each year, the HRCC reviews the Company’s financial and operating results for the most recent fiscal year and determines whether the relevant performance criteria required for the payment to the Named Executive Officers of annual bonuses under the MIP and EPIP for such year have been satisfied and, if so, considers and approves the actual amounts of any such payouts. Also, at that meeting, the HRCC customarily determines the participants in the EPIP and establishes performance criteria for annual bonuses to be awarded under the MIP and EPIP for the current year. At its regular meeting in September, the HRCC customarily considers and approves any changes in base salary of senior executive officers.

          Under the Company’s current practice, equity-based compensation awards under the Company’s stock incentive plans then in effect are typically made each year at the scheduled July or September meeting of the HRCC (or, in the past, the SGC), which occurs shortly before the announcement of the Company’s earnings for its fiscal year or first fiscal quarter. For fiscal 2012, the grant of equity-based compensation awards was made at a special meeting of the HRCC held in October 2011. Except in limited circumstances, the HRCC does not generally grant equity awards to Named Executive Officers at other times during a given year and, in such cases, the grants would normally be made by the HRCC at one of its other regularly scheduled meetings.

          All equity awards are made at fair market value on the date of grant, which is no earlier than the date on which the HRCC approves the grant. Under the 2001 Plan and the 2011 Plan, fair market value is deemed to be the average of the high and low market prices of the Common Stock on the date of grant.

          The HRCC annually reviews the performance of the Company’s Chief Executive Officer and recommends his compensation for review and revision or approval by the Board. The compensation of the executive officers who report directly to the Chief Executive Officer is recommended by him to the HRCC, which reviews and revises or approves the recommendations as the HRCC deems appropriate. The forgoing practices are conducted with the assistance of the Company’s Human Resources Department.

          The HRCC has the authority and discretion to retain such external compensation consultants as it deems appropriate. The HRCC looks to its consultants to periodically review and advise the HRCC regarding the adequacy and appropriateness of the Company’s overall executive compensation plans, programs and practices and, from time to time, to answer specific questions raised by the HRCC or management. Compensation decisions are made by, and are the responsibility of, the HRCC and the Board and may reflect factors and considerations other than the information and recommendations provided by the HRCC’s consultants. The Company’s current executive compensation consultants, Pay Governance LLC, perform no services for the Company other than in relation to compensation matters.

          Procedures for Approval of Related Person Transactions. The Company does not generally engage in transactions in which its executive officers or directors, any of their immediate family members or any of its 5% stockholders have a material interest, with the exception of legal fees paid to Baker & McKenzie LLP, a law firm of which Andrew S. Hedden, a director and executive officer of the Company, was a partner prior to joining the Company. The use of Baker & McKenzie for legal services is periodically presented to the Audit Committee for its consideration and approval. The Company’s Code of Ethics, which sets forth standards applicable to all employees, officers and directors of the Company, generally prohibits transactions that could result in a conflict of interest. Any waiver of the Code of Ethics for any executive officer or director of the Company requires the approval of the disinterested members of the Board. Any such waiver would be disclosed on the Company’s website, investor.scholastic.com, or on a Current Report on Form 8-K filed with the SEC.

Director Compensation

          During the 2012 fiscal year, for the period from June 1, 2011 until September 30, 2011 each non-employee director of the Company (an “Outside Director”) was paid a cash annual retainer at the rate of $40,000 for his or her services as a director, an annual fee at the rate of $5,000 if he or she was the chairperson of a standing committee of the Board, or $10,000 in the case of the chairpersons of the Audit Committee and the HRCC, and an attendance fee of $1,500 for attendance at each Board or committee meeting, whether in person or telephonically. For the period from October 1, 2011 through May 31, 2012, each Outside Director was paid a cash annual retainer at the rate of $75,000 for his or her services as a director, an annual fee at the rate of $5,000 if he or she was the chairperson of a standing committee of the Board, or $15,000 in the case of the chairpersons of the Audit Committee and the HRCC, and the Company ceased to pay meeting fees at that time.

          In addition, under the terms of the Scholastic Corporation 2007 Outside Directors Stock Incentive Plan, as approved by the Class A Stockholders at the Company’s 2007 Annual Meeting of Stockholders, options to purchase 3,000 shares of Common Stock at a purchase price per share equal to the fair market value of a share of Common Stock on the date of grant and 1,200 restricted stock units are automatically granted each year to each Outside Director on the date of the annual meeting of stockholders. In fiscal 2012, each Outside Director was granted options to purchase 3,000 shares of Common Stock, at an exercise price of $26.73 per share, and 1,200 restricted stock units. The stock options become fully exercisable and the restricted stock units fully vest on the first anniversary of the date of grant. The stock options expire on September 21, 2021. In July 2012, the Board approved the Amended and Restated Scholastic Corporation 2007 Outside Directors Stock Incentive Plan as described below under “Proposal 2: Approval of the Amended and Restated Scholastic Corporation 2007 Outside Directors Stock Incentive Plan”.

          Under the terms of the Scholastic Corporation Directors’ Deferred Compensation Plan, directors are permitted to defer 50% or 100% of their cash retainers and meeting fees. Deferred amounts accrue interest at a rate equal to the 30-year United States Treasury bill rate and are paid in cash upon the later of termination from Board service or the end of the deferral period, unless paid earlier due to death, disability, change-of-control of the Company or severe financial hardship. During the fiscal year ended May 31, 2012, one director chose to defer 100% of his cash compensation under this plan. Interest expense accrued during fiscal 2012 on amounts deferred under this plan was $4,528.

          The following table summarizes the total compensation provided by the Company to the Outside Directors for the fiscal year ended May 31, 2012.

DIRECTOR COMPENSATION

Fiscal Year 2012 Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Change in Pension Values and Non-qualified Deferred Compensation Earnings(4) ($)	All Other Compensation ($)	Total ($)
James W. Barge	$71,500	$32,076	$25,740			$129,316
Marianne Caponnetto	$66,500	$32,076	$25,740			$124,316
John L. Davies	$84,500	$32,076	$25,740			$142,316
Mae C. Jemison	$70,000	$32,076	$25,740			$127,816
Peter M. Mayer	$68,000	$32,076	$25,740			$125,816
John G. McDonald	$66,500	$32,076	$25,740	$4,528		$128,844
Augustus K. Oliver	$78,500	$32,076	$25,740			$136,316
Richard M. Spaulding(5)	$70,000	$32,076	$25,740		$21,000	$148,816
Margaret Williams	$62,000	$32,076	$25,740			$119,816

(1)

Richard Robinson, the Company’s Chairman, President and Chief Executive Officer, and Andrew S. Hedden, Executive Vice President and General Counsel, do not receive compensation for their service as a director.

(2)

Represents the aggregate grant date fair value of restricted stock units under FASB ASC Topic 718. Assumptions used in determining the FASB ASC Topic 718 values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. Each Outside Director had 1,200 restricted stock units outstanding as of May 31, 2012 and the fair value of such restricted stock units on the grant date, computed in accordance with FASB ASC Topic 718, was $26.73 per share.

(3)

Represents the aggregate grant date fair value of stock options granted in fiscal 2012 under FASB ASC Topic 718. Assumptions used in determining the FASB ASC Topic 718 values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. For each Outside Director who received an option award during fiscal 2012, the fair value of such award on the grant date, computed in accordance with FASB ASC Topic 718, was $8.58 per share. At May 31, 2012, each of Messrs. Davies, Oliver, Mayer and McDonald had 45,000 options outstanding; Dr. Jemison had 39,000 options outstanding; Mr. Barge had 15,000 options outstanding and Mr. Spaulding had 15,000 options outstanding, of which 3,000 were granted to him while he was a consultant and 12,000 were granted to him as an Outside Director. Ms. Williams and Ms. Caponnetto each had 6,000 outstanding options.

(4)	The amount shown represents the interest accrued on all amounts previously deferred by the director under the Scholastic Corporation Directors’ Deferred Compensation Plan.

(5)

The amount shown in the “Other Compensation” column represents compensation received by Mr. Spaulding pursuant to a consulting arrangement that he has with the Company, which was approved by the Audit Committee.

Involvement in Certain Legal Proceedings

          From 1975 to 2005, Andrew S. Hedden was a partner with Coudert Brothers LLP, a law firm which filed for Chapter 11 bankruptcy protection in the Southern District of New York Bankruptcy Court in September 2006.

          James W. Barge was the Senior Vice President, Controller and Chief Accounting Officer of Time Warner Inc. from 2002 to 2007. In 2005, Time Warner entered into a settlement with the SEC relating to an SEC investigation of certain of its accounting and financial disclosure practices. In connection with this settlement, Mr. Barge, together with certain other individuals, also reached a settlement with the SEC pursuant to which he agreed, without admitting or denying the SEC’s allegations, to the entry of an administrative order in March 2005 that he cease and desist from causing violations or future violations of certain reporting provisions of the securities laws; however, he is not subject to any suspension, bar or penalty.

          From 2000 to 2007, Margaret A. Williams was a director of Delta Financial Corp., a consumer finance company which filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the District of Delaware in December 2007.

PROPOSAL 2:
APPROVAL OF THE AMENDED AND RESTATED SCHOLASTIC CORPORATION
2007 OUTSIDE DIRECTORS STOCK INCENTIVE PLAN

          The Board, upon the recommendation of the HRCC, has unanimously approved the Amended and Restated Scholastic Corporation 2007 Outside Directors Stock Incentive Plan (the “Amended Outside Directors Plan”), subject to approval by the Class A Stockholders at the Annual Meeting.

          At its meeting in September 2011, the HRCC conducted a review of the Company’s current director compensation practices and the director compensation practices at a group of selected peer companies, including a review of total director compensation and the breakdown of such compensation among cash and equity incentives and the form of such cash and equity compensation. Among other things, the HRCC examined various cash compensation alternatives, including retainer fees for serving on the Board and for serving on Board committees, the use of meeting fees and fees paid to committee chairpersons in recognition of the additional work involved related to serving in that capacity. In the context of the equity incentive portion of the compensation of directors, the HRCC reexamined the Company’s practice under the 2007 Outside Directors Stock Incentive Plan (the “2007 Plan”)

of awarding an annual grant of a fixed number of stock options and restricted stock units as opposed to an annual grant based on a fixed dollar value of the stock options and restricted stock units the subject of the grant.

          As a result of this review, the HRCC recommended, and the Board approved at its September 2011 meeting, a change in the cash compensation portion of the annual directors’ compensation to increase the annual Board retainer and the fees paid to the chairpersons of the Audit Committee and the HRCC and to do away with the payment of meeting fees, which changes became effective October 1, 2011 and are referred to above under “Proposal 1: Election of Directors - Director Compensation.” At the same meeting, the HRCC also recommended that the equity incentive portion of director compensation should be changed from a fixed number of shares underlying the annual grant of stock options and restricted stock units to a fixed dollar value, recommending that this dollar value be initially set at $70,000, based on the review discussed above of director compensation practices. The HRCC also recommended that this change in the equity incentive portion of director compensation not be implemented until the date of the 2012 annual meeting of stockholders. At its meeting held on July 17, 2012, the HRCC again reviewed its prior recommendation and recommended to the Board that such recommendation be implemented through the adoption of the Amended Outside Directors Plan, as more fully described below, which recommendation was approved and adopted by the Board at its July 18, 2012 meeting, subject to the approval of the Amended Outside Directors Plan by the Class A Stockholders at the Annual Meeting.

          A copy of the Amended Outside Directors Plan is included as Appendix A hereto, and the summary below does not purport to be complete and is qualified in its entirety by reference to the text of the Amended Outside Directors Plan as set forth in Appendix A.

          The purpose of the Amended Outside Directors Plan continues to be to use periodic stock-based incentive awards to attract and retain the services of experienced and knowledgeable Outside Directors, while further aligning their interests with the Company and its stockholders.

          Under the Amended Outside Directors Plan, each Outside Director will receive an automatic grant, on the date of each annual meeting of stockholders, of stock options and restricted stock units with a value equal to a fixed dollar amount. Such dollar amount, as well as the allocation of such amount between stock options and restricted stock units, will be determined annually by the Board (or committee designated by the Board) in advance of the grant date. The Board or committee is expected to value the stock option portion of the annual grant by reference to the Black-Scholes option pricing method, utilizing the standard Company metrics, or similar methods, with the exercise price being the fair market value of the Common Stock on the grant date, and to value the restricted stock unit portion of the annual grant based on the fair market value of the Common Stock on the grant date. Each grant of options becomes fully exercisable and each grant of restricted stock units becomes fully vested on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of stockholders following the date of grant. Each grant of options has a term of ten years from the date of grant, subject to earlier termination as provided in the Amended Outside Directors Plan. In no event may such options be exercised within six months of the date of grant or after their original ten-year expiration date.

          At its meeting on July 18, 2012, the Board further approved, subject to the approval of the Amended Outside Directors Plan by the Class A Stockholders at the Annual Meeting, the automatic grant, on September 19, 2012, the date of the Annual Meeting, of stock options and restricted stock units with a value of $70,000, with 40% of such value to be in the form of options and 60% to be in the form of restricted stock units. At the same meeting, the Board also delegated to the HRCC all of its authority and responsibility as provided in the Amended Outside Directors Plan, including the authority to determine the subsequent automatic annual grants in advance of each annual meeting of stockholders and to administer, amend (subject to stockholder approval, when required) and interpret the plan.

          In 2007, under the original 2007 Plan, the Class A Stockholders authorized a total of 500,000 shares of Common Stock for issuance under the 2007 Plan upon the exercise of stock options or vesting of restricted stock units to be granted to Outside Directors. Currently, there are nine Outside Directors eligible to participate in the 2007 Plan and 333,800 shares remain available for grants thereunder and, accordingly, will be available for grants under the Amended Outside Directors Plan. The Amended Outside Directors Plan does not increase the number of shares remaining for issuance under the plan.

          The Amended Outside Directors Plan provides for certain adjustments to be made with respect to outstanding stock options and restricted stock units and shares remaining available for issuance in the event that changes in the capitalization of the Company occur as a result of certain events, such as a stock dividend, stock split, combination of shares, recapitalization, merger or similar corporate event. The Board is authorized to determine the appropriate adjustments to be made upon the occurrence of such events, including appropriate adjustments to the number and type of shares or other securities to be subject to the annual grant of stock options and restricted stock units to Outside Directors as a result of the occurrence of any such event, as well as to the number or type of shares or other securities to be issued in respect of outstanding stock options and restricted stock units and reserved for future grants.

          The Amended Outside Directors Plan provides that stock options may be exercised at any time and from time to time during the period that they are exercisable and may not be transferred by the Outside Director other than by will or the laws of descent and distribution. A stock option granted under the Amended Outside Directors Plan may be exercised by paying the exercise price in cash or Common Stock, any combination of cash and Common Stock having a value equal to the exercise price through a cashless exercise or pursuant to such other procedures established by the Company and its designated record keeper at the time of exercise.

          The Amended Outside Directors Plan will be administered by the HRCC. The administration of the Amended Outside Directors Plan includes the authority to adopt and revise administrative rules, guidelines and practices governing the plan, to interpret the terms thereof and of any stock options or restricted stock units granted thereunder and to settle any claims or disputes arising thereunder.

          There is no immediate federal income tax effect on the grant of a stock option under the Amended Outside Directors Plan; the Outside Director does not recognize taxable income, and the Company does not receive a tax deduction on the date of the grant. When stock options are exercised, the Outside Director will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise, and the Company is entitled to a tax deduction in the same amount. When shares of Common Stock received upon exercise of a stock options are subsequently sold, any gain or loss will be treated by the Outside Director as either long- or short-term capital gain or loss, depending on how long the shares have been held.

          Outside Directors are not subject to tax on the grant of a restricted stock unit under the Amended Outside Directors Plan. Instead, at the time of vesting of the restricted stock unit, an Outside Director is subject to income tax, at ordinary income rates, on the fair market value of the Common Stock on such date and the Company is allowed a tax deduction in the same amount. When Outside Directors sell Common Stock received in settlement of a restricted stock unit, any gain or loss will be treated by the Outside Director as either long-or short-term capital gain or loss, depending on how long the shares have been held.

          Income realized by an Outside Director with respect to awards under the Amended Outside Directors Plan is not subject to the deduction limits of Section 162(m) and is fully tax deductible by the Company. The Company has no liability for social security or Medicare taxes with respect to income realized by Outside Directors from awards under the Amended Outside Directors Plan and the Company is not required to withhold income tax from such income.

Recommendation

          The Board recommends that the Class A Stockholders vote FOR the approval of the Amended Outside Directors Plan. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the Class A Stockholders present and entitled to vote on this item at the Annual Meeting is required to approve the Amended Outside Directors Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

          The Audit Committee has appointed Ernst & Young LLP (“E&Y”) to be the independent registered public accountants of the Company for the fiscal year ending May 31, 2013. A representative of E&Y will be present at the Annual Meeting and will be afforded the opportunity to make a statement. Such representative will also be available to respond to appropriate questions.

          The aggregate fees billed by E&Y for professional services to the Company were $3,981,600 for fiscal 2012 and $4,219,500 for fiscal 2011. The total fees for services provided by E&Y to the Company during the fiscal years ended May 31, 2012 and May 31, 2011 are summarized in the table below.

	Fiscal 2012	Fiscal 2011
	$	$
Audit Fees	$3,195,600	$3,460,000
Audit-Related Fees	$105,000	$95,000
Tax Fees	$681,000	$664,500
All Other Fees	$—	$—
TOTAL FEES PAID	$3,981,600	$4,219,500

Type of Fee paid	Work performed
Audit Fees	Fees related to:
	•	the annual audit of the consolidated financial statements and internal control over financial reporting
	•	quarterly financial statement reviews
	•	work performed with respect to consents related to SEC registration statement filings
	•	stand-alone audit of a subsidiary
Audit Related Fees	Fees related to benefit plan audits
Tax Fees	Fees related to:
	•	federal, state and international tax compliance
	•	IRS examination assistance, R&D study, consulting on tax planning opportunities and other “on-call” assistance

          In fiscal 2012 and fiscal 2011, in accordance with Section 10A(i) of the Exchange Act, the Audit Committee approved the Audit Fees and also pre-approved all of the Audit-Related services and Tax services provided by E&Y. The Audit Committee’s non-audit services pre-approval policies require the receipt and analysis of a summary containing a description of the non-audit service proposed to be provided prior to commencement of the engagement. The Audit Committee then makes an evaluation as to whether the provision of the proposed non-audit service by E&Y will affect its independence and also considers the percentage of non-audit fees related to the total audit fees. If a non-audit service is required before the Audit Committee’s next scheduled meeting, the Audit Committee has delegated to its chair, Mr. Oliver, the authority to approve such service on its behalf, provided that such action is reported to the Audit Committee at its next meeting.

AUDIT COMMITTEE’S REPORT

          The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended May 31, 2012 with the Company’s management. The Audit Committee has discussed with E&Y, the Company’s independent public registered accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, as adopted by the Public Company Accounting Oversight Board, as modified or supplemented.

          The Audit Committee has also received the written disclosures and the letter from E&Y required by Rule 3526 of the Public Company Accounting Oversight Board, and the Audit Committee has discussed the independence of E&Y with that firm.

          Based on the Audit Committee’s review and discussions noted above, the Audit Committee unanimously recommended to the Board (and the Board has approved) that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2012 for filing with the SEC.

Audit Committee

Augustus K. Oliver, Chairperson James W. Barge John L. Davies

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

          Stockholders who intend to present proposals for inclusion in the proxy materials regarding the 2013 Annual Meeting must ensure that such proposals are received by the Secretary of the Company not later than April 9, 2013 and that such proposals meet the other requirements contained in SEC Rule 14a-8. In order for a proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of SEC Rule 14a-4(c) for consideration at the 2013 Annual Meeting, but not included in the Company’s proxy materials, such proposal must be received no later than June 24, 2013.

OTHER MATTERS

          The Board is not aware of any other matters to come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

By Order of the Board of Directors

Andrew S. Hedden Secretary

SCHOLASTIC CORPORATION 2007 OUTSIDE DIRECTORS
STOCK INCENTIVE PLAN

Amended and Restated Effective July 18, 2012

1.	Name and General Purpose

          The name of this plan is the Scholastic Corporation 2007 Outside Directors Stock Incentive Plan (the “Plan”). The purpose of the Plan is to attract and retain the services, for the benefit of Scholastic Corporation, a Delaware corporation (the “Company”), of experienced and knowledgeable directors who are not employees of the Company (the “Outside Directors”) and to provide an additional incentive for such Outside Directors through ownership of the common stock, par value $.01 per share, of the Company (the “Common Stock”).

2.	Grants to Outside Directors

          The board of directors of the Company (the “Board”) shall determine the amount and form of compensation to be paid to Outside Directors for serving as a member of the Board. The compensation to be paid in stock options or “Restricted Stock Units” (as hereinafter defined) under the Plan shall be determined by the Board from time to time. For the fiscal year of the Company beginning June 1, 2012, the Board has determined that it will award stock options and Restricted Stock Units to each Outside Director having a combined value, as determined by the Board, of $70,000, with sixty percent (60%) of such award to be awarded as Restricted Stock Units and forty percent (40%) of such award to be awarded as stock options.

          Subject to the provisions of Section 13 hereof, each individual (other than any director electing not to participate hereunder) who is, at the conclusion of each annual meeting of the Company’s stockholders occurring after the effective date of the Plan, an incumbent Outside Director, shall automatically be granted, as of each such date (or, if applicable, the next succeeding business day), (i) an option to purchase such number of shares of Common Stock as shall be determined by the Board at an exercise price per share equal to 100% of the Fair Market Value of the Common Stock on such date, and (ii) such number of Restricted Stock Units as shall be determined by the Board.

          For purposes of this Section 2, “Fair Market Value” shall mean the average of the high and low selling prices of the Common Stock on the date on which the Common Stock is to be valued hereunder, or, if none, on the last preceding date prior to such date on which such prices were quoted, as reported on the NASDAQ Stock Market, Inc. L.L.C. (“NASDAQ”). All options granted under the Plan shall be non-qualified stock options.

          “Restricted Stock Unit” or “RSU” represents an unfunded, unsecured right to receive in the future, if the conditions of an RSU award are met, one share of Common Stock for each RSU awarded. No shares of Common Stock shall be issued to an Outside Director on the date of the RSU grant.

3.	Exercise of Options

          Subject to the provisions of Section 5 hereof, an option granted hereunder may not be exercised until the earlier of (i) twelve (12) months from the date of grant, and (ii) the date of the Annual Meeting of Stockholders next following the date of grant.

          Except as provided in Section 5 below or an applicable award agreement, an option may be exercised, in whole or in part, at any time and from time to time during the period beginning with the earlier of (i) twelve (12) months from the date of grant, and (ii) the date of the Annual Meeting of Stockholders next following the date of grant and ending on the option expiration date, by following the procedures established by the Company and its designated record keeper at the time of exercise specifying the number of shares of Common Stock to be purchased upon any such exercise.

          No shares of Common Stock shall be issued until full payment therefor has been made as provided in the applicable award agreement. An Outside Director shall have no rights as a stockholder of the Company with respect to any shares of Common Stock subject to an option until such time as the Outside Director has properly exercised his or her option, paid in full for the shares subject to such option, and executed any representations required by the Company.

          Each option granted hereunder shall expire on the tenth anniversary of the date on which it was granted, if not sooner terminated as provided herein.

4.	Restricted Stock Units

          An RSU award shall not vest prior to the earlier of (i) twelve (12) months from the date of grant, and (ii) the date of the Annual Meeting of Stockholders next following the date of grant. Shares of Common Stock in respect of a vested RSU award shall be issued to an Outside Director within thirty (30) days from the vesting of an RSU as provided in an award agreement.

          The record established by the Company of the Restricted Stock Units awarded to an Outside Director does not constitute any stock or property of the Company. No funds or shares of Common Stock shall be placed in trust or set aside to assure payment of an award of Restricted Stock Units. Restricted Stock Units are an unfunded, unsecured promise of the Company to issue Common Stock in the future, subject to vesting and other conditions in the Plan or an applicable award agreement. The right of an Outside Director to receive shares of

Common Stock in settlement of an RSU shall be no greater than any general unsecured creditor of the Company. An Outside Director shall have no rights as a stockholder with respect to shares of Common Stock which may be issued in settlement of an RSU until the date of issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued.

5.	Termination of Services of Outside Directors

          (a)      In the event that an Outside Director to whom an option has been granted under the Plan shall cease to serve on the Board of Directors, otherwise than by reason of death or disability, such option may be exercised (to the extent that the Outside Director is entitled to do so at the time of such option exercise) at any time and from time to time within six (6) months after such cessation of service, but not thereafter, and in no event after the date on which, except for such cessation of service, the option would otherwise expire; provided, however, that, in the event an Outside Director to whom an option has been granted under the Plan shall cease to serve on the Board of Directors but shall have been designated as a Director Emeritus, his or her option shall continue to be exercisable (to the extent his or her option has become exercisable at the time of such exercise) until six (6) months after termination of his or her Director Emeritus status or expiration of the option, whichever occurs first.

          (b)      In the event that an Outside Director to whom an option has been granted under the Plan shall cease to serve on the Board of Directors by reason of disability (as determined by the Board of Directors on the basis of all the facts and circumstances), such option may be exercised, in full or in part, by the Outside Director or his or her legally appointed representative (notwithstanding that the option may not yet otherwise have become exercisable with respect to all or part of such shares as of the date of disability) at any time and from time to time within twelve (12) months after such cessation of service, but not thereafter, and in no event after the date on which, except for such disability, the option would otherwise expire.

          (c)      If an Outside Director to whom an option has been granted under the Plan dies (i) while he or she is serving on the Board of Directors, (ii) within three (3) months after cessation of service on the Board of Directors other than by reason of disability, or (iii) within twelve (12) months after cessation of service on the Board of Directors by reason of disability, such option may be exercised:

                    1)         in the case of death while serving on the Board of Directors, as to all or any part of the remaining unexercised portion of the option, notwithstanding that the option may not yet otherwise have become exercisable with respect to all or part of such shares as of the date of death;

                    2)         in the case of death after cessation of service on the Board of Directors or death after termination of such service by reason of disability, to the extent that the Outside Director was entitled to do so at the date of his or her death, giving effect to the provisions of subsections (a) and (b) above of this Section 5; and

                    3)         in each case by the person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the Outside Director, but in no event after the date on which the option would otherwise expire under Section 3 of the Plan.

                    4)         Notwithstanding the provisions of subsections (b) and (c) above of this Section 5, in no event shall any option granted under the Plan be exercised within six (6) months of the date of grant.

          (d)      In the event that an Outside Director to whom an RSU has been granted under the Plan for a year shall cease to serve as an Outside Director prior to the earlier of (i) twelve (12) months from the date of grant, and (ii) the date of the Annual Meeting of Stockholders next following the date of grant otherwise than by reason of death or disability, the RSU award for such year shall be forfeited upon such cessation of services. In the event that an Outside Director to whom an RSU has been granted shall cease to serve on the Board of Directors but shall have been designated as a Director Emeritus, such director shall be deemed to continue in service as an Outside Director until termination of his or her Director Emeritus status for purposes of determining the vesting of an RSU award and cessation of services as a director. In the event that an Outside Director to whom an RSU has been granted under the Plan shall cease to serve as an Outside Director prior to the earlier of (i) twelve (12) months from the date of grant, and (ii) the date of the Annual Meeting of Stockholders next following the date of grant on account of death or (as determined by the Board of Directors on the basis of all the facts and circumstances) disability, the RSU award shall become immediately vested and non-forfeitable and shares of Common Stock in respect of such RSU award shall be distributed within thirty (30) days after such cessation of services. In the event that an Outside Director ceases to serve as an Outside Director, any shares of Common Stock in respect of a vested undistributed RSU award shall be distributed within thirty (30) days after such cessation of services.

6.	Transferability

          No option or Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated, other than by will or by the laws of descent and distribution.

7.	Shares Reserved

          The aggregate number of shares reserved for issuance pursuant to the Plan shall be 500,000 shares of Common Stock, or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 8.

          Such number of shares may be set aside out of the authorized but unissued shares of Common Stock not reserved for any other purpose, or out of issued shares of Common Stock acquired for and held in the treasury of the Company.

          Shares subject to, but not sold or issued under, any option or Restricted Stock Unit terminating, expiring or cancelled for any reason prior to its exercise in full will again be available for awards thereafter granted during the balance of the term of the Plan.

8.	Adjustments Due to Stock Splits, Mergers, Consolidations, etc.

          If, at any time, the Company shall take any action, whether by stock dividend, stock split, combination of shares, or otherwise, which results in a proportionate increase or decrease in the number of shares of Common Stock theretofore issued and outstanding, the number of shares which are reserved under the Plan shall be automatically adjusted, and both the number of shares which, at such time, are subject to outstanding option or Restricted Stock Unit awards and the number of shares to be awarded in the future to Outside Directors shall be adjusted in the same proportion (with appropriate adjustment to the option price); provided, however, that the Company shall not be obligated to issue fractional shares.

          In the event of any increase, reduction, or change or exchange of Common Stock for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise, the Board of Directors shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number or type of shares which have been authorized for issuance under the Plan but have not yet been placed under option or RSU, the number or type of shares which are subject to outstanding awards or may be awarded in the future as grants to Outside Directors, as well as the price per share covered by each option outstanding under the Plan which has not yet been exercised.

9.	Withholding or Deduction of Taxes

          If, at any time, the Company is required under applicable laws or regulations to withhold, or to make any deduction for, any taxes or take any other action in connection with the exercise of any option hereunder or the vesting or delivery of Common Stock in respect of a Restricted Stock Unit, the Company shall have the right to deduct from all amounts payable in cash any taxes required by law to be withheld therefrom, and, in the case of payments in the form of Common Stock, the Outside Director to whom such payments are to be made shall be required to pay to the Company the amount of any taxes required to be withheld, or, in lieu thereof, the Company shall have the right to retain, or sell without notice, a sufficient number of shares of Common Stock to cover the minimum amount required to be withheld.

10.	Administration

          The Plan shall be administered by the Board of Directors. Subject to the provisions of the Plan, the Board of Directors shall have the sole and complete discretionary authority to:

          (a)          adopt, revise, and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

          (b)          construe and interpret the terms of the Plan and any option, RSU or other award issued under the Plan (and any agreements relating thereto), to resolve any doubtful or disputed terms, and otherwise settle all claims and disputes arising under the Plan;

          (c)          correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any award agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purposes and intent of the Plan;

          (d)          determine the amount and form of compensation to be paid to Outside Directors from time to time, the allocation of such compensation among the awards to be made under the Plan, the terms and conditions of each award, the number of shares of Common Stock to be covered by each award, and the value or method of determining the value of each type of award under the Plan;

          (e)          delegate responsibility and authority for the operation and administration of the Plan, including delegation of all or any portion of the authority invested in the Board pursuant to this Section 10 or otherwise in the Plan to a committee of the Board of Directors, and appoint employees and officers of the Company and its affiliates to act on its behalf and employ persons to assist in fulfilling its responsibilities under the Plan, including authorizing employees and officers to execute on behalf of the Company any instrument required to effect the grant of an award made by the Board under the Plan;

          (f)          make all other decisions and determinations as may be required or appropriate under the terms of the Plan or an award agreement as the Board may deem necessary or advisable for the administration of the Plan; and otherwise supervise the administration of the Plan.

          All decisions by the Board or a committee thereof shall be final and binding on all Outside Directors and shall be given the maximum deference permitted by law.

          The entire expense of administering the Plan shall be borne by the Company.

11.	Compliance with Applicable Law

          Notwithstanding any other provision of the Plan, the Company shall not be obligated to issue any shares of Common Stock, or grant any option or RSU with respect thereto, unless it is advised by counsel of its selection that it may do so without violation of the applicable federal and state laws pertaining to the issuance of securities or the provisions of any national securities exchange or NASDAQ, and the Company may require any securities so issued to bear a legend, may give its transfer agent instructions, and may take such other steps as in its judgment are reasonably required to prevent any such violation.

          All awards and transactions under the Plan are intended to comply with any applicable exemptive conditions under Rule 16b-3 promulgated by the US Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”) and the Board shall interpret and administer the Plan, award agreements, and any Plan guidelines in a manner consistent therewith. All awards under the Plan shall be deemed approved by the Board and shall be deemed an exempt purchase under Rule 16b-3. Any provisions in the Plan or an award agreement inconsistent with Rule 16b-3 shall be inoperative.

12.	Amendment and Termination

          It is the intention of the Company that no payment or entitlement pursuant to the Plan will give rise to any adverse tax consequences to an Outside Director under Section 409A of the Internal Revenue Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including those issued after the date hereof (collectively, “Section 409A”). The Plan shall be interpreted to that end and, consistent with that objective and notwithstanding any provision herein to the contrary, the Company may unilaterally take any action it deems necessary or desirable to amend any provision herein to avoid the application of or excise tax or other penalties under Section 409A, including any actions to exempt an award from Section 409A or comply with the requirements of Section 409A. Further, no effect shall be given to any provision herein in a manner that reasonably could be expected to give rise to adverse tax consequences under Section 409A. Neither the Company nor its current or former employees, officers, directors, representatives or agents shall have any liability to any current or former Outside Director with respect to any accelerated taxation, additional taxes, penalties or interest for which any current or former Outside Director may become liable in the event that any amounts payable under the Plan are determined to violate Section 409A.

          The Board of Directors may amend or discontinue the Plan at any time and from time to time; provided, however, that (a) unless otherwise required by law, no amendment, alteration or discontinuation shall be made which would impair the rights of an Outside Director with respect to any outstanding option or RSU which has been granted under the Plan without such individual’s consent and (b) no amendment shall be effective without the approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Rule 16b-3, the applicable rules of any national securities exchange or NASDAQ, or the Delaware corporation law or other applicable laws.

          Except in connection with a corporate transaction involving the Company (including without limitation a transaction described in Section 8 or a change in control of the Company), without the approval of the Company’s stockholders, the Board cannot approve either (i) the cancellation of outstanding options in exchange for the grant in substitution therefor of new options having a lower exercise price, (ii) the amendment of outstanding options to reduce the exercise price thereof, or (iii) the cancellation of outstanding options with an exercise price above the current stock price in exchange for cash or other securities. This limitation shall not be construed to apply to “issuing or assuming an option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code.

13.	Effective Date

          The effective date of the Plan as originally adopted is July 18, 2007, the date on which it was originally adopted by the Board of Directors, having subsequently received the requisite stockholder approval from the holders of the Company’s Class A Stock, per value $.01 per share (the “Class A Holders”). The Plan shall terminate on July 18, 2017. The effective date of this Amended and Restated Plan is July 18, 2012, the date it was adopted by the Board of Directors; provided, however, that this Amended and Restated Plan is also subject to the approval of the Class A Holders at the Annual Meeting of Stockholders to be held in September 2012.

14.	Governing Law

          The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

SCHOLASTIC CORPORATION

Proxy for Annual Meeting of Stockholders, September 19, 2012

(The Solicitation of This Proxy is Made of Behalf of the Board of Directors)

The undersigned hereby appoints RICHARD ROBINSON and ANDREW S. HEDDEN, or either of them, each with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held at 557 Broadway, New York, New York, on Wednesday, September 19. 2012, at 9:00 A.M. local time, and at any adjournment thereof, and to vote the shares of Class A Stock the undersigned would be entitled to vote if personally present.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY TODAY

SCHOLASTIC CORPORATION
CLASS A STOCK PROXY

Annual Meeting of Stockholders, September 19, 2012

In the absence of specific directions noted below, it is understood that the undersigned’s shares of Class A Stock will be voted FOR THE ELECTION OF DIRECTORS and FOR Proposal 2.

The undersigned hereby votes the above number of shares of Class A Stock of Scholastic Corporation as follows:

1.	For the election of: Richard Robinson, John L. Davies, Andrew S. Hedden, Mae C. Jemison, Peter M. Mayer, Augustus K. Oliver, Richard M. Spaulding and Margaret A. Williams.

FOR:__________	WITHHOLD: __________

2.	For the approval of the Amended and Restated Scholastic Corporation 2007 Outside Directors Stock Incentive Plan.

FOR:__________	AGAINST: __________	ABSTAIN: _________

3.	In their discretion, the proxies will vote upon such other matters as may properly come before the meeting and as may properly be voted upon by the holders of Class A Stock.

Class A Stockholder
No. of Shares:

Please mark your vote as indicated in this example X